UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________________________________________________________

FORM 8-K/A

CURRENT REPORT

Amendment No. 1 to Current Report on Form 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): May 2, 2013

EXPERIENCE ART AND DESIGN, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-174155	27-4673791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27929 S.W. 95th Ave. Suite 1101, Wilsonville, OR	97070
(Address of principal executive offices)	(Zip Code)

          971-202-2435____

Registrant’s telephone number, including area code:

Clear System Recycling, Inc., 73 Raymar Place, Oakville, Ontario, Canada L6J 6MI

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

            On May 8, 2013, Experience Art and Design, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “Commission” or the “SEC”) a Current Report on Form 8-K (the “Original 8-K”) reporting a transaction in which the Company purchased from CI Holdings, Inc., an Oregon corporation (the “Seller”) all of the outstanding share capital (the “Shares”) representing 100% of the ownership interest in Chiurazzi Internazionale S.r.l., an Italian company (“Chiurazzi Srl”).

            This Current Report on Form 8-K/A updates, as appropriate, the information provided in the Original 8-K and contains the following significant changes:

(1)     The financial statements in the Original 8-K were prepared in accordance with generally accepted accounting principles of the International Financial Reporting Standards (“IFRS”) as issued by the International Auditing Standards Board. The financial statements in this Report were prepared in accordance with U. S. generally accepted accounting principles (US GAAP). Differences in the financial results reported will, therefore, appear to the extent of this change in basis of presentation.

(2)     The financial statements included in the Original 8-K were presented in the Euro, the functional currency of Chiurazzi Srl. The results in the financial statements included in this Report are presented using the U.S. Dollar.

(3)     This Report has been expanded to include unaudited financial statements of Chiurazzi Srl for the period ended March 31, 2013.

(4)     The transaction reported in the Original 8-K was accounted for as a purchase transaction. Upon further review, the Company has determined, based primarily upon common control considerations, that the purchase transaction should be characterized, for accounting purposes, as a recapitalization with Chiurazzi Srl recognized as the acquirer.  Consequently, the assets and liabilities, and the historical operations that will be reflected in future consolidated financial statements will be those of Chiurazzi Srl and will be recorded at their historical cost basis. The financial statements have been prepared as if Chiurazzi Srl had always been the reporting company and on the date of the purchase transaction, changed its name and reorganized its capital stock.

AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K/A

EXPERIENCE ART AND DESIGN, INC.

SEPTEMBER 13, 2013

TABLE OF CONTENTS

		Page
Items 1.01, 1.02 and 2.01		5
	Entry into a Material Definitive Agreement / Termination of a Material Definitive Agreement / Completion of Acquisition or Disposition of Assets

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant	59

Item 3.02	Unregistered Sales of Equity Securities	60

Item 4.01	Changes in Registrant’s Certifying Accountant	60

Items 5.01, 5.02, 5.03 and 5.06		61

Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers / Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year / Change in Shell Company Status

Item 8.01	Other Information	63

Item 9.01	Financial Statements and Exhibits	63

Cautionary Language Regarding Forward-Looking Statements and Industry Data

This current report contains “forward-looking statements” that involve risks and uncertainties, many of which are beyond our control.  Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in this report. Important factors that may cause actual results to differ from projections include, but are not limited to, for example:

●        adverse economic conditions,

●        inability to raise sufficient additional capital to operate our business,

●        delays, cancellations or cost overruns involving the development or production of our products,

●        unexpected costs, lower than expected sales and revenues, and operating defects,

●        adverse results of any legal proceedings,

●        the volatility of our operating results and financial condition,

●        inability to attract or retain qualified senior management personnel, and

●        other specific risks that may be referred to in this current report.

All statements, other than statements of historical facts, included in this current report regarding our strategy, future operations, financial position, estimated revenue or losses, projected costs, prospects and plans and objectives of management are forward-looking statements.  When used in this current report, the words “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “plan,” “goal” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. All forward-looking statements speak only as of the date of this report. We undertake no obligation to update any forward-looking statements or other information contained herein. Stockholders and potential investors should not place undue reliance on these forward-looking statements. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements in this report are reasonable, we cannot assure stockholders and potential investors that these plans, intentions or expectations will be achieved. We disclose important factors that could cause our actual results to differ materially from its expectations under “Risk Factors” and elsewhere in this current report.  These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

Information regarding market and industry statistics contained in this current report is publicly available, represents the most recently available data and remains reliable in the judgment of the Company. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We have no obligation to update forward-looking information to reflect actual results or changes in assumptions or other factors that could affect those statements.  See “Risk Factors” for a more detailed discussion of risks and uncertainties that may have an impact on our future results.

Item 1.01, 1.02 and 2.01.       Entry into a Material Definitive Agreement / Termination of a Material Definitive Agreement / Completion of Acquisition or Disposition of Assets.

Summary

On January 16, 2013, Clear System Recycling, Inc. entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CI Holdings, Inc., f/k/a Experience Art + Design, Inc., an Oregon corporation, and our wholly-owned subsidiary, Clear System Merger Sub, Inc., a Nevada corporation, wherein it was contemplated that CI Holdings, Inc. would be merged with and into Clear System Merger Sub, Inc. On May 7, 2013 the parties to the Merger Agreement determined to terminate the Merger Agreement and entered into a Termination Agreement terminating the Merger Agreement.

On May 7, 2013 we entered into and closed a Stock Purchase Agreement (the “Purchase Agreement”) with CI Holdings, Inc., an Oregon corporation (the “Seller”) in which we purchased from Seller all of the outstanding share capital (the “Shares”) representing 100% of the ownership interest in Chiurazzi Internazionale S.r.l., an Italian company (“Chiurazzi Srl”), a wholly-owned subsidiary of Seller. In consideration therefor, we issued 9,700,000 shares of our restricted common stock to Seller and assumed Seller’s obligations under a Secured Promissory Note (the “Note”) in the original principal amount of $2,800,000 owed by the Seller to Chiurazzi International, LLC, an Arizona limited liability company (“Chiurazzi Arizona”) as amended by the Amendment No. 3 to the Note dated July 24, 2013 (“Amendment No. 3”) (attached as Exhibit No. 10.1 to the Current Report on Form 8-K filed August 1, 2013). In connection with the transaction, we changed our name to Experience Art and Design, Inc., and Chiurazzi Srl became our wholly-owned subsidiary. The transaction is referred to in this current report as the “purchase transaction”.

As a result of the purchase transaction, we are now engaged in the business of producing sculptures and other fine art work from historic moulds for sale primarily to art collectors. The moulds from which the sculptures are produced were originally created by the Chiurazzi Foundry in the late 1800s and are derived from works owned by prominent museums as well as works from the Vatican. The Chiurazzi business thrived during the early 1900s and fell into dormancy with the demise of the Chiurazzi family in the late 1900s. The Chiurazzi Foundry is in the process of being updated, and the moulds have been cleaned and inventoried. The Company is now positioned to revive the market for sculptures and other fine art work made from Chiurazzi moulds and introduce a modern collection derived from the historical Chiurazzi moulds as more fully described in “Description of Business” below. Until May 2, 2013, our corporate name was Clear System Recycling, Inc. In connection with the purchase transaction we amended our Articles of Incorporation to change the name of our Company to Experience Art and Design, Inc., and trading symbol for our common stock on the OTC Bulletin Board was changed from CLSR to EXAD. As a result of the purchase transaction, Chiurazzi Srl is our wholly-owned subsidiary, with Seller acquiring 9,700,000 shares of our common stock. The purchase transaction was consummated pursuant to the Purchase Agreement. Prior to the consummation of the Purchase Agreement, we were a shell company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) because we had no or nominal operations and either no or nominal assets, assets consisting solely of cash and cash equivalents or assets consisting of any amount of cash and cash equivalents and nominal other assets.

The Purchase Transaction

General

At the closing of the purchase transaction, Seller received shares of our common stock in exchange for all of the outstanding share capital of Chiurazzi Srl held by Seller. Immediately prior to and at the closing of the purchase transaction, we cancelled 23,000,000 shares of restricted common stock held by Arthur John Carter, our President prior to the purchase transaction, and issued 9,700,000 shares of our common stock to Seller, representing approximately 41.36% of our outstanding shares of common stock immediately after the purchase transaction.

Information concerning the principal terms of the purchase transaction and our business is set forth below.

Pursuant to the Purchase Agreement, at closing, Seller received 9,700,000 restricted shares of our common stock, representing approximately 41.36% of our outstanding shares of common stock. Immediately prior to the purchase transaction, we cancelled 23,000,000 shares of restricted common stock pursuant to a redemption agreement as contemplated by the Purchase Agreement. Additionally, at closing we assumed Seller’s obligations under the Note owed by the Seller to Chiurazzi Arizona (as amended by Amendment No. 3) in the original principal amount of $2,800,000 with an outstanding balance of approximately $2,545,000 at closing. In exchange for the shares we issued to Seller, assumption of the Note and other consideration described in the Purchase Agreement, we acquired 100% of the outstanding share capital of Chiurazzi Srl. At closing, Arthur John Carter, President of the Company prior to the purchase transaction, executed an Irrevocable Proxy in favor of the current officers of the Company effective until the first anniversary following closing, a copy of which is attached as an exhibit to this Report. The consideration issued in the purchase transaction was determined as a result of arm’s-length negotiations between the parties.

Following the purchase transaction, we succeeded to the business of Chiurazzi Srl as our sole line of business. See “Description of Business” below. Prior to the purchase transaction, there were no material relationships between us and Seller and our affiliates, directors or officers, or between any associates of Seller and our officers or directors. All of the pre-purchase transaction liabilities of Clear System Recycling, Inc. were settled upon closing. For accounting purposes, based primarily upon common control considerations, the purchase transaction is characterized as a recapitalization with Chiurazzi Srl recognized as the acquirer.

Description of Our Company

We were formed as a Nevada corporation on January 24, 2011 under the name “Clear System Recycling, Inc.” as a development stage company for the purpose of operating as a business to offer waste recycling services for hospitals. On May 12, 2011, we filed a registration statement with the US Securities and Exchange Commission (SEC), which became effective on July 12, 2011, and we became a publicly-reporting and trading company. Thereafter, we determined to discontinue our efforts to offer medical waste recycling services and to proceed in a different direction with a new business plan.

Following the closing of the purchase transaction with Seller, the business of Chiurazzi Srl became the sole line of business of the Company. Accordingly, we believe the past trading history of the common stock of Clear System Recycling, Inc. should not be viewed as relevant due to the change in our business. The prior market price was not based on the earnings or profits of Chiurazzi Srl that will be operated by the Company going forward. Thus, the market price of our common stock may decline as a result of the purchase transaction as well as any number of other factors set forth herein and as are more fully described in the “Risk Factors” section of this report.

Unless the context otherwise requires, “we,” “our,” “us,” the “Company” and similar expressions refer to Chiurazzi Srl prior to the closing of the purchase transaction on May 7, 2013, together with our Company as successor to the business of Chiurazzi Srl, following the closing of the purchase transaction.

Company Structure

As a result of the purchase transaction, Chiurazzi Srl is our wholly-owned subsidiary and our sole operating business. Chiurazzi Srl owns more than 1,650 historic bronze sculpture moulds representing ancient historic masterpieces (the “Chiurazzi Mould Collection”). Our focus is to create reproductions (the “Chiurazzi Collection”) of such masterpieces from the Chiurazzi Mould Collection at our Italian foundry. The foundry, located in Casoria, Italy (the “Chiurazzi Foundry”), is the facility where the reproduction sculptures are created from the Chiurazzi Mould Collection.   Throughout this report, we refer to “Chiurazzi” as our business, which is comprised of the Chiurazzi Mould Collection, the Chiurazzi Collection and the Chiurazzi Foundry.

Clear System Merger Sub, Inc. is a wholly-owned subsidiary of the Company created to structure a merger transaction in connection with the Merger Agreement. With the termination of the Merger Agreement, Clear System Merger Sub, Inc. now exists as an inactive subsidiary. With the closing of the purchase transaction, Chiurazzi Srl is the Company’s sole operating subsidiary.

Set forth below is our structure following the purchase transaction:

Industry and Market Overview

Information regarding market and industry statistics contained in this report is derived from third party sources which are publicly available, represents the most recently available data and remains reliable in the judgment of management.

The Company will conduct business in the fine art industry and believes the market will support its presence. As reported in Art Market Trends 2011, available at www.artmarket.com, the global art auction market generated 21% more in 2011 than in 2010, and there is not a single segment of the art market that did not progress in terms of turnover. Compared with 2010, modern art added $1.2 billion, post-war art added $372 million, contemporary art added $291 million, Old Masters added $124 million and 19th century art posted an increase of $43 million. All mediums experienced growth, as 2011 saw the sale of more paintings, sculptures, photographs, drawings and prints than 2010.

The economic crises in the U.S. and Europe negatively impacted the art market. However, as signs of economic improvement became apparent, the art market in Europe became more active, while New York continued as a stronghold of the art trade. While old economies may have been struggling, growth has accelerated in the BRICS countries. The five BRICS countries – Brazil Russia, India, China and South Africa – have been enjoying much stronger economic expansion than the developed countries and China’s growth in particular has profoundly modified the geographical structure of the global art market, according to the founder and CEO of Artprice, an online art market database. In addition to the 49% growth in auction revenue from artworks in China, a number of other Asian countries have also posted dynamic growth such as Singapore (+22%) and Indonesia (+30%). The Chinese marketplace appears to have become the leading global art marketplace in the last two years. This growth has been driven by the emergence of new and very wealthy collectors and a growing number of art investment funds. As a result, the Asian art market has become the most high-end area of the globe. For example, 12.1% of works sold in Asia sell for between $100,000 and $1 million, versus 2.2% for the rest of the world. China, Asia’s leading economic power and world leader for sales of artwork, accounts for the highest auction results (with 774 auction results above $1 million recorded in 2011 compared with 426 in the United States and 377 in the United Kingdom), mostly generated at auctions in Beijing and Hong Kong. While New York and London remain vital, they have lost market share, not because they sell less but because the Asian auction houses are experiencing more aggressive growth.

            In 2011, 1,675 artworks sold above $1 million (including 59 above the $10 million threshold) representing a 32% increase over 2010 of 7-figure (or more) in auction sales and an increase of 493% from the start of the decade.

            The first half of 2011 was the most dynamic six-month period in art market history, with total global fine art auction revenue of more than $6.3 billion between January 1 and June 30, 2011. During the same period, art prices climbed 17%, exceeding 2007-2008 levels. Between July 21 and August 22, 2011, the S&P 500 lost 17%. Over the same period, the Art Market Confidence Index fell by only eight points. However, art market confidence eventually slid, reflecting pessimism about the economic outlook and the art market in general. Prestigious art fairs managed to reassure the art market. The success of these fairs combined with satisfactory auction revenue figures confirmed art’s character as a safe place to park money in times of crisis, impervious to the economic vagaries of Western States. The recovery has led some industry observers to expect art prices to continue rising more or less uninterruptedly.

            Despite widespread economic and political turmoil and a crisis in the Eurozone, 2011 was the best ever for sales of art at auction. The top of the market remained buoyant, reflecting the fact that the very affluent have retained their wealth, or in many cases recovered it after the 2008-2009 financial crisis. We believe art is being seen by a growing number of people as an important element of asset diversification.

            The current year may be difficult for the global economy, but the art market has proven resilient particularly since nearly 50% of its sales are in Asia and soon on the Internet and, thus, considerably better sheltered from European crises.

            Today, with an estimated 3.7 billion people connected to the Internet, the old system of physical auction rooms is increasingly being replaced by online sales. Some auction companies (including Heffel, Saffronart, Christie’s and Sotheby’s) have developed online trading platforms that have been operational for several years, and Christie’s posted a 29% increase in its online auction revenue in 2011 over. 2010.

            The sale of artwork online has become an irreversible aspect of the present-day art market and the numbers involved have already reached into seven figures. The history of the art market – like all markets – is naturally heading towards the channels that are the fastest, the least expensive, the most liquid, where the price can be obtained in real-time and where there is a critical mass of participants with access to transparent information on all prices and indices.

            As online trading grows, the challenge will be to ensure transparency in transactions, security of authenticity and value of the works.

            An emerging trend in the art marketplace is the expansion of international art fairs which are attended by serious art collectors as well as curators and museum directors. According to a survey of 6,000 art dealers conducted by the European Fine Art Foundation’s Art Market Report by Art Economics (the “Art Economics Report”) as reported by an article published in the August 21, 2013 edition of The New York Times entitled “For Art Dealers, a New Life on the Fair Circuit,” (the “Fair Circuit Article”) dealers worldwide earned about 36 percent of their sales on average through local or international art fairs in 2012, an increase of 6 percentage points from 2010. The Art Economics Report also revealed that some dealers attended up to 10 fairs a year. As stated in the Fair Circuit Article, about 10 million people visited art fairs or similar events in 2011 as reported by artvista.de, a website which tracks art fairs. This movement away from bringing the collector to the art toward bringing the art to the collector in venues around the world illustrates that the art marketplace has become a global enterprise.

Description of Business

            Our business is comprised of the Chiurazzi Collection, the Chiurazzi Mould Collection (from which we create reproductions of artistic masterpieces) and the Chiurazzi Foundry, our facility in Casoria, Italy, where the sculptures and other fine art are produced. We intend to revive the market for the sculptures and other fine art that comprise the Chiurazzi Collection by marketing our products for sale primarily to art collectors. We anticipate that sales to museums and fine art auction houses will expand as relationships develop and solidify. We look forward to expanded outreach through traveling exhibitions and precious metals castings and anticipate that those outlets will eventually serve to support the Company’s future endeavors.

History of the Chiurazzi Foundry

The Chiurazzi Foundry was established by Gennaro Chiurazzi, Sr. in 1870, an apprentice of Pietro Masulli, the Neapolitan sculptor who conceived and practiced the art of replicating ancient works of art, drawing his inspiration from Cellini’s method. Gennaro Chiurazzi founded an art school in the Reale Ospizio dell’Albergo dei Poveri, in Naples and endowed Naples with two permanent galleries for ancient art: Galleria Principe di Napoli and Piazza dei Martiri. These galleries showcased copies of ancient works from Pompeii, Ercolano, Rome and other Italian museums.

Because of the prominence of the Chiurazzi family, in the late 1800s the Chiurazzi Foundry was given special dispensation from the Italian Ministry of Cultural Heritage and Activities to enter the National Archaeological Museum in Naples and create moulds of sculptures in the museum. The National Archaeological Museum contained items excavated from Pompeii and Herculaneum. The making of moulds of original works of sculpture and antiquities was subsequently expanded to other museums in Italy and then to international museums which housed great works that had been excavated out of ancient Rome. From the 1860s, the National Archaeological Museum in Naples began granting permits for the official production of copies of their extraordinary collection of sculptures, which included the finds from Pompeii and Herculaneum. In the late nineteenth century, a variety of firms in Naples saw the opportunity to capitalize on the flourishing interest in the Vesuvian sites and produced replicas alongside photographs and other mementos for travelers. The Chiurazzi mould-making process continued through 1972 when Italian law was revised to prohibit the creation of moulds from original works of art in museums. The Chiurazzi Foundry is one of the few firms in possession of direct casts from classical works in the Naples Museum.

               Federico and Salvatore Chiurazzi continued their father’s work during the period from 1895 to 1939, during which era the foundry employed 600 artisans and expanded their works to include marble and ceramic works. Works produced from the Chiurazzi Mould Collection during this period include:

•       Madonna del Carmine, Cuba

•       The equestrian group in honor of General Artigas, Montevideo

•       Works for the Carnegie College Library, Pittsburgh

•       Politeama Garibaldi’s Quadriga, Palermo

•       Vittoriale’s Quadriga, Rome

•       Viscount Caijru monument, Bahia

•       Civilisation and Science, Panama

•       Diaz Equestrian Group, Naples

            During this period, demand for replicas of classic works came from museums and private collectors around the world including London, Scotland, Ireland, Wales and the United States. Demand diminished but did not cease during World War II under the leadership of Federico Chiurazzi’s son, Gerraro Chiurazzi, Jr.Bronze reproductions of antiquities from Pompeii and Herculaneum remained popular, but few people knew about the foundry, and the number of commissions dwindled.  During this time the foundry was largely dormant.  The role of the Chiurazzi family was primarily that of caretaker, acting to preserve the mould collection and producing works only upon request.

            By early 2000 the Chiurazzi Foundry employed only three people. Although Elio Chiurazzi hoped that the foundry would be designated a cultural property, it was not. He was unsuccessful in his attempt to sell the foundry. The foundry and its contents were sold at public auction in 2000 to Clemente Setaro.

            Clemente Setaro relocated and catalogued the moulds. In 2002 the foundry store opened with 18 employees, all of whom had previously worked at the Chiurazzi Foundry. Elio Chiurazzi was an advisor to the operation until his death in 2003. Chiurazzi Srl then acquired the foundry and its contents in 2010, and the foundry moved from Naples to Casoria, Italy in the first quarter of 2011. The move included an extensive cleaning, inventory and preservation of the mould collection, as well as an upgrade to modern foundry equipment. In December 2012, CI Holdings, Inc. acquired 100% of the equity of Chiurazzi Srl.

            Currently the Chiurazzi Foundry is located in Casoria, Italy and employs fourth generation artisans who produce representations of Ancient, Renaissance and Classical sculpture, some of which take approximately nine months to create. The Chiurazzi school continues to teach the old-world skills and techniques passed on through generations of artisans mentored and trained at the foundry. Internationally-renowned museums, such as the Louvre Museum, the Harvard Art Museums, the Pushkin State Museum of Fine Arts and the Carnegie Museum of Art all display masterpieces from which moulds in the Chiurazzi Mould Collection were cast. The Chiurazzi Mould Collection includes moulds cast from original works of art by Michelangelo, Bernini, Canova, Verrocchio, Donatella, Cellini and Giambologna.

            Chiurazzi Mould Collection

            Chiurazzi Srl owns the Chiurazzi Mould Collection which consists of over 1,650 historic sculpture moulds from which we will replicate and distribute artwork, subject to the limitations of established international protocol as to various editions produced of the art work as discussed herein.

            The Chiurazzi Mould Collection from which the sculptures are produced was derived from works owned by some of the most prestigious museums throughout the world including:

•         National Archaeological Museum, Naples

•         Vatican Museum, Rome

•         The Louvre, Paris

•         Villa Borghese, Rome

•         Uffizi Gallery, Florence

•         Olympic Museum, Greece

•         Copenhagen Museum

•         British Museum, London

•         Bargello Museum, Florence

•         San Pietro, Vincoli, Rome

•         The Carnegie Museum, Pittsburgh

            The vast collection of 19th century plaster moulds owned by Chiurazzi Srl that comprise our Chiurazzi Mould Collection is apparently the only surviving collection taken directly from the antiquities in the National Museum, and it has proven to be the most valuable asset of the Company. The plaster casts yield far more accurate reproductions than the photogrammetric process that is now widely used. The processes used in 1870 are still followed today at the foundry. All the bronzes are lost-wax castings, and the waxes are taken from the moulds. The red wax, a combination of beeswax, paraffin and resin, is all of a single consistency. A full-size statue is usually cast in six or more separate sections – the head, the extremities and one or two pieces for the body. A finished bronze is stamped with the name of the Chiurazzi Foundry, unless the buyer requests that the name be carved in the wax. The emphasis continues to be on cesellatura (skilled engraving or carving) and the fine detailing of Chiurazzi reproductions closely matches that of the works from which they were cast.

In addition to castings from historic artifacts excavated from Pompeii and Herculaneum, the Chiurazzi Mould Collection includes the work of Michelangelo, Bernini, Cellini, Giambologna, Donatello and Canova.

Art in the Chiurazzi Collection includes the following works, among others:

•         Laocoӧn, Michelangelo

•         The Wrestlers, Canova

•         Moses, Michelangelo

•         David, Michelangelo

•         Venus di Milo, Canova

•         Victory of Samothrace, Canova

•         The Three Graces, Canova

•         The Dancers, Canova

            A law was enacted in Italy in 1972 prohibiting the creation of any further moulds from original artwork. Since moulds may no longer be created, we believe that the Chiurazzi Mould Collection is an asset which cannot be replicated and constitutes an important means of reproduction and preservation of some of Western Civilization’s most revered art.

            Chiurazzi Editions

                The Chiurazzi Mould Collection is used to create sculptures in four different categories, each a different “Chiurazzi Edition” and each of which carry the Chiurazzi Foundry Mark. Each is stamped with the edition number and edition size and come with a Certificate of Authenticity from the foundry:

            1.  "Posthumous First Edition Originals."  The Posthumous First Edition Originals are full-size museum quality replicas of the original works and are limited to nine reproductions per mould. This limitation of the edition size is consistent with international art protocol and accepted by museums, art collectors, fine art auction houses and galleries worldwide.

            2.  "Full-Size Limited Editions.” The Full-Size Limited Editions differ from the Posthumous First Edition Originals in edition size only. These are also full-size originals but are cast in edition sizes ranging from 50 to 199 pieces per edition. These editions, therefore, cannot be considered Posthumous First Edition Originals. Prices for the Full-Size Limited Editions are significantly below the prices for Posthumous First Edition Originals but carry the same quality craftsmanship and exquisite detail for which Chiurazzi is known.

            3.   "Exacting Reductions.”  The Exacting Reductions of the full-size original masterpieces were created by the artisans of the Chiurazzi school in the late 1800s and early 1900s.  These are priced less than the “Full-Size Editions”, and are sold to museums and galleries who want works of great artists but do not have the space of a full-size edition.

            4.  "Open Editions."  Open Editions are small scale, generally less than eight inches in height and smaller reductions which are cast in "open editions." Open Editions are not limited in edition size, carry the Chiurazzi Foundry Mark and are generally intended for the museum gift shop or casual collector market.

Sample Works from Chiurazzi Mould Collection

The following are three sculptures which serve as examples of sculptures created from the Chiurazzi Mould Collection:

Winged Victory of Samothrace, Artist Unknown (Edition Size 199)

The Winged Victory of Samothrace, also known as the Nike of Samothrace, was discovered on the Greek island of Samothrace in the northern Aegean Sea in 1863. The Winged Victory of Samothrace is the work of an unknown artist and is estimated to have been created in or around the years 220-190 BC. This work was created not only to honor the goddess Nike (Victory), but also in honor of battle at sea. Her triumphant stance and flowing Grecian drapery are considered to be the ideal vision of beauty. Since 1884, the original marble masterpiece has been on display in the Louvre Museum in Paris, France, as one of the Louvre’s greatest treasures. Despite its significant damage and incompleteness, the Winged Victory is celebrated as one of the great surviving pieces of sculpture from the Hellenistic period and, moreover, the Greco-Roman era.

Dancing Faun, Artist Unknown (Edition Size 299)

The Dancing Faun, an icon of the ruins of Pompeii, is one of the most famed excavations preserved in the eruption of Mount Vesuvius, which covered Pompeii and Herculaneum in 20 feet of ash and pyroclastic flow in the year 79 AD. The playful sculpture portrays a bearded, naked male figure, with his head thrown back looking up at the sky, his tail and hair sculpted in thick flowing locks. He is shown on tiptoes in the act of performing a dance. The goat's horns on the head and the small tail clearly identify the figure as a Faun portrayed in the throes of Bacchic inebriation or in the act of performing a rhythmic dance in a state of almost religious ecstasy. The Dancing  Faun  was positioned in an impluvium, or basin for catching rainwater, in front of the aptly named House of the Faun which was said to have been Pompeii’s single most opulent home, spanning an entire city block. So valued is this piece of antiquity that the original is not displayed at the sight of the ruins, but rather is vaulted as a national treasure within Naples National Archeological Museum.

The Three Graces by Antonio Canova (Edition Size 175)

The Three Graces was commissioned from Antonio Canova by John Russel, 6th Duke of Bedford, who visited the sculptor in his studio in Rome in 1814. Begun in 1814, the original marble sculpture was finished in 1817 and installed at Woburn in 1819 and is now on display in the Victoria and Albert Museum in London, England. The Three Graces, celebrated in classical literature and art, were the daughters of Jupiter (or Zeus in Greek mythology), and companions to the Muses. Thalia (youth and beauty) is accompanied by Euphrosyne (mirth), and Aglaia (elegance). The Three Graces was purchased jointly with the National Galleries of Scotland, with the assistance of the National Heritage Memorial Fund, John Paul Getty II, Baron Heinrich Thyssen-Bornemisza, the National Art Collections Fund, an independent charity, and numerous donations from members of the public.

Locations of Works from the Chiurazzi Collection

Works from the Chiurazzi Collection can be found all over the world from the Laocoӧn at the Museo metro stop in Naples to a statue of the Cacique at Maracay, Venezuela. Museums which house original works of art from which moulds in the Chiurazzi Collection were cast include:

•         Louvre Museum, Paris

•         National Museum of Bargello, Florence

•         Vatican Museums, Vatican City

•         The Field Museum, Chicago

•         The Getty Villa, Malibu

•         Metropolitan Museum of Art, New York

•         Museum of Fine Arts, Boston

•         Philadelphia Museum of Art

 In the 1970s architects employed by J. Paul Getty commissioned the Chiurazzi Foundry for the design of the Getty Villa in Malibu, California based on the design of the Villa dei Papiri in Herculaneum. The Getty Villa includes replicas of the famous statues that were found at the Villa dei Papiri in Herculaneum during the excavations in the mid-18th century. The Chiurazzi name is inscribed on some of the sculptures on display at the Getty Villa.

The gardens at the Getty Villa include 44 bronze sculptures, replicas of ancient Roman sculptures commissioned by J. Paul Getty in the 1970s from the Chiurazzi Foundry. The bronzes are copies of sculptures unearthed in the mid-1700s at the ancient Roman Villa dei Papiri in Herculaneum, the primary model for the Getty Villa’s architecture and gardens. The bronzes that inspired the replicas can be seen 1,400 miles away in the National Archaeological Museum in Naples, Italy. The expressive eyes of the Chiurazzi statutes at the Getty Villa are made of inlaid stone and glass.

Notable collectors of works from the Chiurazzi Collection include the Queen of England, the Rockefeller family, the Rothschild family, the Vanderbilt family and Herman Goering.

The Future of Chiurazzi

            We believe the Chiurazzi Mould Collection is particularly important given that museums worldwide now generally prohibit making moulds from original sculptures. The Chiurazzi Mould Collection includes both sculptures and historic artifacts, such as busts, reliefs, vases weapons, musical instruments, and furniture. From these moulds the artisans at the Chiurazzi Foundry can create posthumous first-edition originals and masterpiece reductions, which can be made available to a wide audience at affordable prices. Chiurazzi Srl is in the position of being able to cast masterpieces from its mould collection on a speculative basis, rather than made to order. It takes approximately nine months to create a replica from the Chiurazzi Mould Collection. The artisans at the Chiurazzi Foundry in Casoria, Italy are also capable of creating reductions of their sculptures, available in up to three sizes and three finishes. These reductions are more affordable than the full-size replicas and thus, available to a wider audience. Prices for sculptures are determined based on labor and production costs and are subject to price premiums depending upon the historical significance of the original item, the artist, the edition size and the number of the item in the reproduction series.

            We believe we are now in position to move forward with our plan to revive the Chiurazzi brand. Our products are very straight-forward: artistic bronze sculpture in all sizes, up to and including monuments. We plan to capitalize on Chiurazzi’s position as a prolific producer of monumental sculptures. The Company’s general growth strategy is focused on sales through galleries worldwide, sales through international fine art auction houses, sales to museums, sales through international art fairs, precious metals castings and traveling exhibitions. Our growth strategy is anchored by the competitive advantages of, among other things, the artwork of renowned artists, a reliable foundry for the production of artwork operated by experienced artisans and the experience and contacts of senior management. The Company believes there are extensive opportunities for growth in sales to collectors through art galleries, auction houses and international art fairs, sales to museums, precious metals castings and traveling exhibitions. The Company anticipates that sales to museums and through auction houses will expand as relationships develop and solidify.

We believe there is a significant market for high quality Italian sculpture worldwide, namely in the United Kingdom, the United States, China, Russia, Brazil and other emerging markets. We believe there to be opportunities not only with museums (new and old) but also within the exhibition market, international art fairs, auction houses, fine art galleries, corporate and/or government properties and private estates.

We plan to hire sales and operational staff and consultants for outreach to galleries, auction houses and museums, as needed, to conduct traveling exhibitions of works from the Chiurazzi Collection, to maintain a business of precious metals castings and to produce additional sales and marketing materials and to maintain a sufficient inventory of sculptures and supplies to meet the anticipated demand. It is our goal to expand our reach into the art gallery and auction market to feature our sculptures.

All manufacturing operations will take place at the Chiurazzi Foundry in Casoria, Italy. We will handle administrative and logistical operations in-house from our office in Wilsonville, Oregon, and we are committed to outstanding, personalized client service and superior aesthetic presentation that will serve as benchmarks of our operation. Market research, analysis and development, client/patron base cultivation and maintenance, public relations, promotions, community outreach, advanced advertising and media marketing, product distribution and interdepartmental networking are all regular components of daily operations of our Company.

Our goal is to become one of the most recognized sources for fine art. To support this goal, we plan to launch accelerated marketing initiatives, including an effort to target influential regional and national publications for advertising campaigns within the United States to increase recognition of the Chiurazzi brand and the Company name. These initiatives are targeted to reach a discriminating group of art buyers, as well as to familiarize the public with the Company’s products and services and to instill an appreciation for the Company’s artwork in the community. We will enhance the recognition and profitability of sales of sculptures and antiquities by strengthening our ties with the community. For example, we plan to periodically conduct traveling exhibitions. These traveling exhibitions will focus on and celebrate the art produced by the Chiurazzi Foundry. Examples of works from the Chiurazzi Collection traveling exhibitions include:

•         Street of Dreams, Portland, Oregon, July 26 – August 28, 2012

During the period July 26 – August 28, 2012, a collection of Chiurazzi sculptures were on display at the Street of Dreams in Portland, Oregon. The exhibition included replicas of Giambologna’s Mercury, Donatello’s David, the Torso Aphrodite by Praxiteles, the Rape of Proserpina by Bernini and other works. The Street of Dreams is a premier luxury home show which has run for 36 seasons.

•         Apollo from Pompeii: Investigating an Ancient Bronze, Getty Villa, August - September, 2011

In August and September 2011 two bronze statues of Apollo and Diana, replicas of the originals at the ruins of the Temple of Apollo at Pompeii, were displayed in Malibu, California at a Getty Villa exhibition.

To coincide with this exhibition, a team of scholars visited the Getty Villa to discuss restoration of ancient bronzes in the nineteenth century. Luisa Fucito, archivist of the Chiurazzi Foundry, participated and shared information about the history and methods of the Chiurazzi Foundry and her father’s involvement with the creation of the bronzes on display. The workshop included a discussion of the discovery and restoration of Apollo   and Diana from Pompeii and the context of bronze restorations including methods and materials used, approaches to ancient surfaces and re-patination, the development of technical knowledge, the role of modern bronze foundries and industrial production and individual restorers.

Strategic Initiatives

We believe the Company is positioned to take advantage of the national and worldwide recognition that the Chiurazzi name has already established in the fine art community. Our marketing of sculptures will cater to international art buyers and provide an opportunity for the Company to increase visibility and bolster demand for fine art from the Chiurazzi Foundry. The Company’s sales and marketing strategies are designed to grow the Company’s business and include the following:

  Reintroduction of the Chiurazzi Collection
  Sales to galleries
  Sales to auction houses
  Derivative Works  “Chiurazzi Nuovo”
  Precious Metals Castings
  Traveling Museum Exhibitions
  International Art Fairs

The Company’s focus on sales to art collectors will be the Company’s primary activity in the near term. Currently, we have Chiurazzi sculptures on display in two galleries. We anticipate that sales through additional galleries and sales to auction houses and museums will expand as relationships develop and solidify. Accordingly, management plans to dedicate significant time, energy and resources to developing relationships with gallery, auction and museum contacts throughout North America and Europe and worldwide. The Company will also explore opportunities to exhibit its artwork at international art fairs which attract serious art collectors who attend in increasing numbers to purchase art. The Company anticipates that sales through international art fairs will ultimately contribute significantly to revenue generation.

The Company also plans to take advantage of creating reproductions using moulds from the Chiurazzi Mould Collection for sales to museums because the moulds represent the work of classic artists. We believe our association with these well-known artists and the iconic sculptures and other works of art produced by such artists will increase the brand recognition of the Company. There are several opportunities with traveling museum exhibitions which we will explore including science museums, natural history museums and art museums. Because the Chiurazzi Mould Collection is so vast, it permits us to offer to create exhibitions relevant to several separate and distinct audiences. The first step toward our plan to create an exhibition for science and natural history museums was accomplished in May 2013 when the Company engaged a consultant to co-develop a traveling exhibition entitled “The Lost Wax Method: Preservation of Italian Sculpture” which would focus on teaching the lost wax casting process, a method created in 2500 B.C., and the various scientific processes which occur within the patina process. The exhibits would include original plaster moulds from the Chiurazzi Foundry and an art collection created from the Chiurazzi Moulds Collection, the size of which would be dependent upon a particular venue. The exhibition would illustrate the tireless work involved in creating each sculpture and tell the story of the Chiurazzi Foundry and its role in preserving Italian art treasures.

            We believe that the traveling exhibitions will elevate the Chiurazzi name recognition and lead to consignments of Chiurazzi sculptures in fine art auction houses in carefully selected markets such as Beijing, Hong Kong and New York, as well as sales to art collectors. We do not plan to operate our own galleries. Instead, we plan to partner with leading galleries in target cities throughout the world with an already-established client base. Galleries would acquire Chiurazzi artwork at wholesale cost and sell at retail prices. Target cities include New York, Los Angeles, Vancouver, Beijing, Hong Kong, Tokyo, Moscow, Monaco, Geneva, London, Rome and Rio de Janeiro.

Chiurazzi Nuovo

            We believe we can capture more of the fine art market by introducing a collection of artwork which is derived from our ancient mould collection and interpreted in a contemporary way. This new collection of artwork is called Chiurazzi Nuovo – expressive of beginning with ancient classics and making them new.

            The first piece of art created for the Chiurazzi Nuovo collection was a male torso sculpture (illustrated below) created by cutting away areas of the wax (in the lost wax casting process) from the Lacoӧn sculpture to create a truncated torso as a piece of derivative modern work. A second example of the Chiurazzi Nuovo collection is the Venus di Milo which is cut into horizontal segments and equipped with bearings which allow the pieces of the body to move right to left, creating an abstract form which can be slid back together to make the sculpture whole again. The patina (finish) on the Venus di Milo piece will be in various non-traditional hues such as silver, royal blue and orange.

Target Market

The wide range of sculpture and other works of art which range in size and price offered by the Company allow the Company to cater to a large customer base that provides much room for growth. We will initially focus our efforts on sales to customers in Italy, the home of the Chiurazzi brand, North America, Europe and China. The Company is currently in early talks with a group in China that has expressed interest in distributing our art for sale but there is no assurance that this arrangement will come to fruition. As we continue to grow and develop the Company, we foresee an eventual expansion into the South American and other Pacific Rim markets where substantial growth in art sales has occurred.

Our customer base will include corporate clients and admirers of fine art and collectibles of any kind. We will reach a variety of markets through the use of market research, analysis and development, client/patron base cultivation and maintenance, public relations, promotions, community outreach and advanced advertising and media marketing.

Prospective investors should review the risk factors concerning the reliance by the Company on the Chiurazzi Mould Collection, the Chiurazzi Collection and the Chiurazzi Foundry set forth in the "Risk Factors" section.

Seasonality

          In general, the worldwide art market has two principal selling seasons, which occur in the second and fourth quarters of the year. Thus, the Company’s business consisting of sales to museums or fine art auction houses may be seasonal, with peak revenues and operating income generally occurring in those quarters.

Materials, Suppliers and Inventory

Our Chiurazzi Mould Collection is comprised of over 1,650 sculptural moulds, which the Company uses to create reproductions of pieces of art. The majority of the sculptures designed and reproduced by the Company are made out of bronze created by artisans at the Chiurazzi Foundry. The Company purchases and maintains an inventory of raw materials used for production of its sculptures. Bronze is available from a number of sources. We have no principal supplier of bronze and no agreements with suppliers. The Company strives to keep a base level of inventory of artwork produced from the Chiurazzi Mould Collection available at all times to satisfy the demand for  sales of sculptures and other art work to museums, art galleries, fine art auction houses and art collectors.

Competition

In general, essentially all art dealers, virtual galleries, wholesalers and individual artists who sell fine art and other collectibles through galleries, auction houses or the Internet are the Company’s competitors. Despite these numerous competitors, however, we believe that only a few can compete with the Company because of our ownership of the Chiurazzi Mould Collection housed at the Chiurazzi Foundry. We believe that our exceptional customer service, in conjunction with the decades of experience possessed by the Chiurazzi artisans, will allow the Company to succeed despite the competitors in the market. The unique nature of our mould collection is what sets us apart from other competitors.

In the future, we may engage in online sales of our products.  The online commerce market is rapidly evolving and intensely competitive, with a growing number of established art retailers offering merchandise over the Internet, as well as companies which do business solely online. Our potential competitors include a variety of marketers of collectible art products, graphic arts, sculptures and fine arts and auctioneers. Barriers to entry are low and new competitors can launch Internet operations at a relatively low cost. Our online competition would include:

•      Upscale auction houses that also transact business online, such as Sotheby’s and Christie’s;

•         Internet art portals such as Art.com, Art.sy, and Artnet.com; and

•       Traditional “brick and mortar” galleries that may have introduced websites for the sale of their products, such as Caldwell Snyder, Martinlawrence.com and Wentworth Gallery.

Competitive Advantages

We believe that our competitive advantage lies in our access to and ownership of the moulds of the Chiurazzi Mould Collection. Moulds comprising the Chiurazzi Mould Collection were derived from original works of art and antiquities from some of the most prestigious museums throughout the world. We operate the Chiurazzi Foundry in Casoria, Italy to produce pieces of artwork unavailable from any other source.

While there are many competitors in the market of producing bronze and silver statues for sale to the public, we believe we have a competitive advantage due to our ownership of the Chiurazzi Mould Collection and the craftsmanship of Chiurazzi Foundry artisans. To be an effective threat, a direct competitor would be required to (1) obtain access to museum-quality art or moulds from which reproductions could be produced and (2) replicate the same or better reproduction methods of the Company.

We believe our mould collection gives it a unique competitive advantage. The Company’s mould collection allows the Company to create reproductions of Renaissance and Hellenistic artistic bronze sculpture and artifacts. The Company’s mould collection includes moulds of works of classic artists including Michelangelo, Bernini, Cellini and Giambologna, Donatello, Canova and Praxiteles among others which are used to produce sculptures for sale to art collectors and museums in limited editions.

Growth Strategy

            The Chiurazzi brand has been largely dormant since World War II. The intention of the Italian Ministry of Cultural Heritage and Activities and the original mould makers was to preserve western civilization’s most treasured fine art. These ministers and artisans saw themselves as curators rather than marketers and used the moulds only to replicate the original masterpieces for an exclusive selection of famous museums.

            We believe the unique the Chiurazzi Mould Collection serves not only to preserve historical pieces of art but can be used to cultivate a renewed appreciation of the masterpieces in the 21st century. The modernization of the Chiurazzi Foundry is underway and we have secured employment agreements with the artisans to facilitate the reduction of the average casting time while supporting the continuation of the rich tradition of Chiurazzi and maintaining the classical quality. The remaining cost for the completion of the modernization of the Chiurazzi Foundry is projected to be approximately $400,000 and is projected for completion at the end of 2014. In the last 18 months several sculptures have been cast from the Chiurazzi Mould Collection, resulting in an exclusive collection of limited edition fine bronze sculpture, representing first-time-ever castings of the world’s greatest and most recognizable masterpieces. These sculptures will be marketed and sold.

            Our goal is to achieve profitability by the end of 2014 after a revenue stream is established. The formula for profit margin is unique in that the equation is subject not only to the standard relationship between production cost and retail price but also bears a price premium component. The value lies in the possession of the mould collection and the rights to replicate it. Chiurazzi Srl owns the historical moulds and the rights to reproduce sculptures from the moulds; and moulds can no longer be made from original museum masterpieces. The retail sales prices of the Posthumous First Edition Originals are determined by casting costs and labor costs and a premium component. In addition to production costs, pricing for those items includes a premium based upon the historical significance of the original item, the artist, the edition size and the number of the item in the reproduction series. For example, the pricing premium is higher for subsequent sculptures in a particular edition because fewer pieces can be produced in that edition. Generally, the margins are significantly better than that of the standard manufacturing business model. Our pricing model is, however, subject to supply and demand in the marketplace which fluctuates from time to time.

            In the future we intend to develop and jointly market non-art luxury items, such as perfume, clothing, leather accessories and other luxury items, bearing the “Chiurazzi” name to leverage the Chiurazzi brand which is associated with style in Europe. The Company also plans to reproduce and market fine art photographs from well-regarded fine art photographers. The subjects of the art will be the traditional and derivative sculpture produced at the Chiurazzi Foundry. We believe that ongoing branding of Chiurazzi with resultant worldwide presence and subsequent continued growth is limited only by our ability to produce and demand for such products in the marketplace.

            Subsequent to the purchase transaction, the Company entered into a non-binding memorandum of understanding with a technology company, to exclusively license its software platform and application for use by the Company in software-based content management and content presentation platform and applications for the art and design industries. Consummation and closing of a license agreement pursuant to the memorandum of understanding is subject to certain conditions and there can be no assurance that such definitive agreement will be executed, and if executed, that the transaction will be consummated.  The Company filed a report with the SEC on Form 8-K regarding this memorandum of understanding on August 1, 2013.  This transaction, if consummated, would expand the Company’s growth strategy to develop a platform and applications for the art and design industries.

Intellectual Property

            The Company is not protected by any intellectual property rights with respect to its assets. The Company owns the moulds and has rights to sculptures from the moulds. No other person or entity has access to the Chiurazzi Mould Collection, and, pursuant to law enacted in 1972, no further moulds may be made from original artwork in museums in Italy.

Government Regulation

Regulation of the sales and auction businesses varies from jurisdiction to jurisdiction. In many jurisdictions, the Company is subject to laws and regulations that are directed to sales businesses generally, including, but not limited to, import and export regulations, antitrust laws, cultural property ownership laws, data protection and privacy laws, consumer protection laws, anti-money laundering laws and value added sales taxes. In addition, the Company may be subject to local auction regulations in various jurisdictions where auctions are held. Such regulations do not impose a material impediment to the Company’s business but do affect the market generally, and a material adverse change in such regulations could affect its business. In addition, failure to comply with such local laws and regulations could subject the Company to civil and/or criminal penalties in such jurisdictions. Chiurazzi Srl recently completed a reclamation project in compliance with Italian law at a cost of approximately €10,000 (about $13,300). There are no material ongoing costs associated with compliance with environmental laws.

Pursuant to regulations of the Ministry of Cultural Heritage & Activities, the Chiurazzi Mould Collection owned by Chiurazzi Srl is prohibited from leaving Italy. In 1972 the government enacted a law prohibiting the creation of any further moulds from original artwork in Italy.

Facilities

Following the purchase transaction, our corporate office will be located at 27929 S.W. 95th Avenue, Suite 1101, Wilsonville, Oregon 97013. We will occupy approximately 5,000 square feet of office space under a sublease dated May 7, 2013 with Masterpiece Investments Corp. The sublease runs through June 30, 2016 at an initial base monthly rent of $3,000.

Chiurazzi Srl leases the property occupied by the Chiurazzi Foundry at via Capri, 1- 80026, Casoria, Italy. The Chiurazzi Foundry occupies approximately 21,000 square feet under a lease dated November 19, 2010 with Massimo Spavone. The lease is for a term of six years running through December 31, 2016 at a current base monthly rent of €3,450 (approximately $4,600).

Employees

As of May 8, 2013, we employed 16 full-time employees (five in the U.S. and 11 in Italy), excluding employees and consultants of any affiliated companies that are not at least 50%-owned subsidiaries of ours. None of our employees is subject to a collective bargaining agreement and we believe that relations with our employees are very good.

Legal Proceedings

We are not currently involved in any pending litigation or other legal proceedings, and, to our knowledge, no litigation or other proceedings are threatened.

Risk Factors

            Our business involves significant risks and uncertainties, many of which are beyond our control, and any investment in our common stock involves a high degree of risk. Discussed below are many of the material risk factors faced by us that may have an impact on our future results.

Risks Related to Our Business and Our Industry

Our auditor has expressed substantial doubt as to our ability to continue as a going concern.

            The financial statements, included herein, have been prepared assuming that Chiurazzi Srl. will continue as a going concern.  For the year ended December 31, 2012, the Company had a net loss of $478,326 and had an accumulated deficit of $1,231,894 as of December 31, 2012. For the three months ended March 31, 2013, the Company had a net loss of $87,313 and had an accumulated deficit of $1,319,207 as of March 31, 2013.  Based upon the Company’s recurring losses from operations, among other factors, our auditor has included an opinion in its notes to the financial statements that there is substantial doubt about the Company’s ability to continue as a going concern. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2013.

The Company’s limited operating history does not afford investors a sufficient history on which to base an investment decision.

            While the Chiurazzi Foundry has been in existence since 1870, its operating history over the last several decades has been limited. Accordingly, the Company has a limited operating history. Investors must consider the risks and difficulties frequently encountered by early stage companies, particularly in the current economic conditions of the United States. Such risks include, but are not limited to, the following:

  Competition from companies that have substantially greater financial resources than the Company;
  Ability of the Company to anticipate demand for the products offered by the Company in the current economic environment;
  Amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure;
  Dependence on key personnel with the limited experience in the art business.

            While the Company’s key personnel have experience operating businesses of the same type as we conduct, we cannot be certain that our strategy will be successful or that we will successfully address these risks. In the event that we do not successfully address these risks, our business, prospects, financial condition, and results of operations could be materially and adversely affected.

We are dependent on the Chiurazzi Foundry’s production of sculptures.

            Our current strategy is to produce, promote and sell artwork produced from the Chiurazzi Mould Collection by the Chiurazzi Foundry. We currently feature and sell sculptures created from moulds of sculptures by artisans in the Chiurazzi Foundry. We are dependent on the Chiurazzi Foundry artisans to continue production of works of art to the Company, if we lose any of our artisans, it may take significant time to train a new artisan to work at the Chiurazzi Foundry.

Management has limited experience operating an Italian subsidiary

            Our operating subsidiary, Chiurazzi Srl, is an Italian entity with operations at the Chiurazzi Foundry in Casoria, Italy. Operations at the Chiurazzi Foundry through an Italian entity are subject to risks inherent in doing business in Italy. Such risk factors include, but are not limited to, the following:

  Italian legal and regulatory requirements;
  potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
  risk of nationalization of private enterprises by foreign governments;
  legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and
  local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

              Our management has limited experience in managing a business with operations in Italy. We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our operations in Italy and upon our financial condition and results of operations overall.

            We are involved in production and sales of works of fine art. Our business is not diversified, which could result in significant fluctuations in our operating results. A downturn in our industry sector may reduce our stock price, even if our business is successful.

            We are a company involved in the production and sales of works of fine art consisting of sculptures created from moulds cast from original artwork, and, accordingly, dependent upon trends in our business sector. Downturns in our industry could adversely affect our business. A downturn in our sector may reduce our stock price, even if our business is successful. The popularity of collecting art can vary due to a number of factors, most of which are outside of our control, including perceived scarcity of art, general consumer confidence and trends and their impact on disposable income, interest rates and other general economic conditions.

Declines in general economic conditions could result in decreased demand for our products, which could adversely affect our operating results.

The availability of discretionary or disposable income and the confidence of art collectors about future economic conditions are important factors that can affect the willingness and ability of collectors and consumers to purchase, and the prices that they are willing to pay for, pieces of fine art such as the sculptures created from moulds cast from original artwork.  As a result, economic uncertainties, downturns and recessions can and do adversely affect our operating results by (i) reducing the purchases of fine artwork; and (ii) reducing the ability of customers to pay outstanding accounts receivable.

Temporary popularity of some pieces of art may result in short-term increases, followed by decreases, in the volume of sales, which could cause our revenues to fluctuate.

Temporary consumer popularity or “fads” among collectors may lead to short-term or temporary increases, followed by decreases in the volume and in the average price of art pieces which we sell. These trends may result in significant period-to-period fluctuations in our operating results and could result in declines in our net revenues and profitability, not only because of a resulting decline in the volume of selling pieces of art, but also because such trends could lead to increased price competition, which could require us to reduce the sales prices of artwork in order to maintain market share.

Our inventory of art pieces and our production capacity are limited, and increased demand may lead to difficulty in producing art pieces in a timely manner.

            The Company’s inventory of artwork and production capacity are limited. Our current inventory consists of approximately 100 pieces. Production capacity is dependent upon the mix of products being produced (with large pieces reducing the overall number of pieces produced). Some sculptures take approximately nine months to create. Production times are variable because the process is conducted by artisans. If demand exceeds supply, there can be no assurance that the Company would be able to secure timely production of artwork sufficient to satisfy customer demand.

Industry sales cycles can be unpredictable.

Sales cycles for customers who purchase art are generally unpredictable due primarily to the discretionary nature of the purchase of artwork. Our customers will typically purchase art through galleries and auctions when discretionary income is abundant. When economic conditions preclude art patrons from purchasing artwork, such a downturn in sales will affect our financial projections and could adversely affect results of operations.

Operational factors may reduce production below projections, causing a reduction in revenue.

The number of pieces of art that may be produced by the Company depends upon many factors, including but not limited to:

•         Interruptions in the business of the Chiurazzi Foundry which produces our sculptures;

•         Availability of artisans to create artwork from our moulds; and

•         Availability and price of materials used to create sculptures including silver and bronze.

If projections are not realized, we could face a number of material consequences, including the following:

•         our sales may be significantly lower than forecast, and

•         we may be unable to maintain sufficient inventory to successfully market the Company’s products  and as a result revenue would be lower than forecasted.

Manufacture of artwork is subject to disruption.

As with all manufacturing facilities, operation of our sculpture business will involve operating risks, including:

•         foundry shutdown due to a breakdown or failure of equipment or processes, violation of permit requirements (whether through operations or change in law), operator error or catastrophic events such as fires, explosions, floods or other similar occurrences affecting us, the foundry which produces our sculptures and/or third parties upon which our business may depend and

•         disputes with labor unions in which certain personnel involved in the operation of the foundry are members and disputes under various collective bargaining agreements applicable to the foundry.

The occurrence of one or more of these events could significantly reduce revenues expected to be produced and/or significantly increase the expenses of production, thereby adversely affecting our business, results of operations and financial condition.

We depend on our ability to find and retain artisans to create artwork in a timely and consistent manner, and failure to do so would adversely affect our operations and financial performance.

Our success in the industry requires additional and continuing development to become and remain competitive. Our future success will depend, in part, on our ability to continue to find and retain artists, artisans and technicians to produce sculpture for sale. We expect to continue to make substantial investments in development activities. This development activity will require continued investment in order to maintain and grow our market position. We may experience unforeseen problems in our development endeavors. We may not achieve widespread market acceptance of our sculptures. We may not meet some of these requirements or may not meet them on a timely basis. We may modify plans for the creation and sale of artwork which may substantially increase our expenses. These factors could materially affect our ability to forecast operations and negatively affect our stock price, results of operations, cash flow and financial condition.

We have operations in Italy without day-to-day presence of executive officers, and we will depend on employees, consultants and outside advisors in Italy for some of our primary business operations.

Corporate management of the Company is located at its headquarters in Wilsonville, Oregon. The Chiurazzi Foundry is located in Italy. Executive officers of the Company will not be on site at the Chiurazzi Foundry on a daily basis. We will, therefore, depend upon our General Manager, foundry employees and may engage accountants, technical experts, appraisers, attorneys, consultants and advisors to assist in business operations in Italy. The selection of any such employees and consultants will be made by our officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. There is no guarantee that the Italian employees and consultants will provide services necessary to operate the Company’s business in a manner which will prove profitable to the Company. Our business operations and results of operations will suffer if we are unable to maintain satisfactory relationships with employees and consultants in Italy.

We face competitive pressures from a variety of competitors in the markets we serve.

            We are a small company, and we will be operating in a highly competitive market, and this competition may accelerate in the future. Some competitors have, or may have, substantially greater financial, marketing or technical resources, and in some cases, greater name recognition and experience than we have. Some competitors, including traditional “brick and mortar” art galleries and online art dealers and European and large U.S. companies, may enter markets we serve. Such competitors may sell artwork at low prices in order to obtain market share. There are a limited number of desirable art pieces and a limited number of markets. Our competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements. They may also be able to devote greater resources to the development, promotion and sale of artwork than we can. Current and potential competitors may make strategic acquisitions or establish cooperative relationships among themselves or with third parties that enhance their ability to address the needs of our prospective customers. It is possible that new competitors or alliances among competitors may emerge and rapidly gain significant market share. This would in turn reduce our market share, reduce our overall sales and require us to invest additional funds in marketing and/or new technology development. If we cannot compete successfully against competitors, this will have a negative impact on our business, financial condition, results of operations and cash flow.

Access to and availability of distribution networks are critical to success of our art business; failure to obtain sufficient network connections for future sales of art would adversely affect our operations and financial performance.

            We must work to develop relationships with art galleries, museums and auction houses in order to promote sales of our art. At the present time we have no long term contracts or other contractual assurance with present or past customers. If we are unable to develop distribution networks for any of our business segments, our business operations and financial performance will be adversely affected.

We will likely need additional capital to fund our growing operations and if we are not able to obtain sufficient capital, we may be forced to limit the scope of our operations.

In connection with our growth strategies, we will likely experience increased capital needs and we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including

•         our profitability,

•         the competition encountered in the marketplace,

•         the level of our investment in development and

•         the amount of our capital expenditures, including acquisitions.

We cannot assure you that we will be able to obtain capital in the future to meet our needs.

Market conditions and other factors may not permit future financings. Our ability to arrange financing is dependent on numerous factors including general economic and market conditions, credit availability from lenders, investor confidence and the existence of regulatory and tax incentives that are conducive to raising capital. If we cannot obtain additional funding, we may be required to limit our investments in development activities, limit our marketing efforts and decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are acceptable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to our common stock. We cannot give you any assurance that additional financing will be available to us or, if available, will be on terms favorable to us.

As we become more involved in international business transactions, we will be exposed to local business risks in different countries, which could have a material adverse effect on our financial condition or results of operations.

              We intend to conduct international sales efforts, and we expect to have clients located in many countries. Our international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

• new and different legal and regulatory requirements in local jurisdictions;

• potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;

• risk of nationalization of private enterprises by foreign governments;

• legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and

• local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

              We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where we will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our international operations and upon our financial condition and results of operations.

              Since our products may be available over the Internet in foreign countries and we expect to have clients residing in foreign countries, foreign jurisdictions may require us to qualify to do business in their country. We are required to comply with the laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from service providers located elsewhere.

              Our operations in developing markets could expose us to political, economic and regulatory risks that are greater than those we may face in established markets. Further, our international operations may require us to comply with additional United States and international regulations.

              For example, we must comply with the Foreign Corrupt Practices Act, or "FCPA," which prohibits companies or their agents and employees from providing anything of value to a foreign official or agent thereof for the purposes of influencing any act or decision of these individuals in their official capacity to help obtain or retain business, direct business to any person or corporate entity or obtain any unfair advantage. We may operate in some nations that have experienced significant levels of governmental corruption. Our employees, agents and contractors, including companies to which we may outsource business operations, may take actions in violation of our policies and legal requirements. Such violations, even if prohibited by our policies and procedures, could have an adverse effect on our business and reputation. Any failure by us to ensure that our employees and agents comply with the FCPA and applicable laws and regulations in foreign jurisdictions could result in substantial civil and criminal penalties or restrictions on our ability to conduct business in certain foreign jurisdictions, and our results of operations and financial condition could be materially and adversely affected.

              In addition, our ability to attract and retain clients may be adversely affected if the reputations of the fine art industry as a whole or particular auction houses or galleries are damaged. The perception of untrustworthiness within the fine art industry or of auction houses or galleries could materially adversely affect our ability to attract and retain clients.

Failure of third-party systems or third-party service and software providers upon which we rely could adversely affect our business.

              We rely on certain third-party computer systems or third-party service and software providers, including data centers, technology platforms, back-office systems, Internet service providers and communications facilities. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find alternative systems or service providers on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition, results of operations and cash flows.

              We host our platform and serve all of our customers from our network servers, which will be located at various data center facilities worldwide. Problems faced by our data center locations or with the telecommunications network providers with whom we may contract could adversely affect the experience of our customers. If our data centers are unable to keep up with our growing needs for capacity or close without adequate notice, this could have an adverse effect on our business. Any changes in third-party service levels at our data centers or any errors, defects, disruptions, or other performance problems with our services could harm our reputation and adversely affect the performance of our platform. Interruptions in our services might reduce our sales revenues, subject us to potential liability and thereby adversely affect our business, financial condition, results of operations and cash flows.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue.

In order to maximize potential growth in the fine art market including the sculptures we create from moulds cast from original artwork, we believe that we should expand our development activities to include online auctions and international art markets, among others, as well as explore other outlets for the sale of artwork. This expansion will place a significant strain on our management team and our operational, accounting and information systems. We expect that we will need to continue to improve our financial controls, operating procedures and management information systems. We will also need to effectively hire, train, motivate and manage our employees. Our failure to properly manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

If we are not able to implement our strategies in achieving our business objectives, our business operations and financial performance may be adversely affected.

Our business plan is based on circumstances currently prevailing and the assumptions that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of operation. However, we cannot assure you that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

Our executive officers, board of directors and key employees are crucial to our business, and we may not be able to recruit, integrate and retain the personnel we need to succeed.

Our success depends upon a number of key management, sales, artistic, technical and other critical personnel, including our executive officers, our board of directors and key employees with expertise in the industry. The loss of the services of any key personnel, or our inability to attract, integrate and retain highly skilled artistic, technical, management, sales and marketing personnel could result in significant disruption to our operations, including our inability or limited success in creating artwork, effectiveness of sales efforts, quality of customer service, and completion of our initiatives, including growth plans and the results of our operations. Any failure by us to find suitable replacements for our key senior management may be disruptive to our operations. Competition for such personnel in the fine art industry is intense, and we may be unable to attract, integrate and retain such personnel successfully.

Economic conditions may impact the success of sales to museums.

A portion of our business may be generated from selling artwork to museums. During the current economic downturn, charitable giving and donations to nonprofit organizations have declined which has resulted in a decrease in funding available to museums to acquire art. A continuing economic slump, future recessions, unemployment, inflation or other economic events could negatively impact the demand for the products sold to nonprofit organizations and may have a material adverse effect on our operations and ability to continue business.

We may not be in compliance with various art certification and labeling laws.

California and New York state law, among others, contain various certification and labeling requirements for sale and delivery of limited edition reproductions of artwork. We can make no assurances that the Company is in compliance with such laws. If we were ever found not to be in compliance with such laws, the Company could face liabilities that may have a material adverse effect on our financial condition and our ability to continue to operate.

We may be unable to adequately insure ourselves and our assets.

            We maintain general liability insurance coverage to cover certain potential risks and liabilities of the Company. However, in the current environment, insurance companies are increasingly specific about what they will and will not insure, such as loss caused by hurricanes, floods, wars, earthquakes, terrorist attacks, or other similar events, as well as losses related to mould damage. It is possible that we may not be able to secure or maintain sufficient insurance to meet our needs, may have to pay higher than anticipated premiums for the coverage or may not be able to acquire any insurance for certain types of business risk. Additionally, we may elect to decline insurance coverage in certain instances due to its prohibitive cost, and this could leave us exposed to potential claims. If major uninsured loss occurs, particularly the loss of all or a portion of our mould or art collections, our financial condition and operating results will be negatively impacted.

There is no assurance of profitability.

            The art and collectible industries are very competitive and the Company’s success will be dependent upon market acceptance of works of art offered by the Company and the effectiveness of its marketing program to maintain and attract customers. There can be no assurance that our business plan will be successful or result in earning sufficient revenues or any profit. Moreover, demand for artwork is affected by the general economic conditions in the United States, China, Europe and Canada. When economic conditions are favorable and discretionary income increases, purchases of non-essential items such as sculpture and other works of art tend to increase. When economic conditions are less favorable, however, sales of artwork are generally lower.

Global market disruptions may adversely affect our business and results of operations.

            Recent disruptions in the current global credit and financial markets have included diminished liquidity and credit availability, a decline in economic growth and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. We believe that the recent global economic slowdown and the resulting slow recovery have caused certain customers to reduce or delay capital spending plans, which, if prolonged, could impact our growth expectations as potential and existing customers continue to delay decisions to purchase or upgrade their systems. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions and its potential impact on our business. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

Our business is subject to risks of terrorist acts, acts of war, political unrest, public health concerns, labor disputes and natural disasters.

Terrorist acts, acts of war, political unrest, public health concerns, labor disputes or national disasters may disrupt our operations, as well as those of our customers. These types of acts have created, and continue to create, economic and political uncertainties and have contributed to global economic instability. Future terrorist activities, military or security operations, or natural disasters could weaken the domestic and global economies and create additional uncertainties, thus forcing our customers to reduce their capital spending, or cancel or delay already planned construction projects, which could have a material adverse impact on our business, operating results and financial condition, including loss of sales or customers.

The value of art is subjective and often fluctuates, exposing us to losses in the value of our inventory and significant variability in our financial results.

            The art market is not a highly liquid trading market. As a result, the valuation of art is inherently subjective, and the realizable value of art often fluctuates over time. Accordingly, we are at risk as to the realizable value of art held in our inventory, and our financial results may significantly vary from period to period.

Our success will depend upon our ability to develop relationships with customers.

            Our performance depends, in large part, on our ability to develop relationships with potential customers who will purchase our merchandise, whether for such customers’ personal uses, subsequent sale or investment, in sufficient quantities. We currently have no long-term contracts or other contractual assurances with our present or past customers.  If we do not develop sufficient customer relationships, we may not become profitable.

It is necessary that we continue to develop and re-introduce the Chiurazzi brand.

            Our growth in the future, especially as we attempt to expand our sales through the re-introduction of the Chiurazzi brand, depends upon strengthening our brand recognition and the acceptance of our products. This is particularly true in light of the increasing number of competitors in our market. Promoting and positioning our brand will depend largely on the success of our marketing efforts, the efforts of our management and our ability to provide high quality services and products. If we fail to successfully promote and market our business or to increase our brand name awareness, our business, financial condition and operating results could be materially adversely affected.

Our inability to respond quickly to market changes could have a material adverse effect on our financial condition and resultant operations.

            Many of the sculptures and other art which we market appeal to collectors of Renaissance and Hellenistic artistic bronze sculpture and artifacts. This market segment has grown in popularity over recent years, and we believe that there is room for more growth. The market for artwork, however, is subject to changing customer tastes and the need to create and market new products. Demand for artwork is influenced by the popularity of certain themes, cultural and demographic trends, marketing and advertising expenditures and general economic conditions, among other factors. Because these factors can change rapidly, customer demand also can shift quickly. We may not always be able to respond effectively to changes in customer taste and demand due to the amount of time and financial resources that may be required to bring new products to market even if such products are available to us. If we were to materially misjudge the market, certain sculptures and other artwork may remain unsold.

We will depend on outside advisors for some of our primary business operations.

To supplement the business experience of our officers and directors, we will be required to employ accountants, technical experts, appraisers and attorneys or engage other consultants or advisors. The selection of any such advisors will be made by our officers without any input from shareholders. Furthermore, it is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event management considers it necessary to hire outside advisors, they may elect to hire persons who are affiliates, if they are able to provide the required services.

We have no intellectual property protection on our products.

We have no intellectual property rights on the moulds from which we produce sculptures. There is no assurance that some of our products will not infringe upon patents or technologies owned by others. We do not consider the absence of intellectual property rights detrimental to our business.

We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.

We do not have a majority of independent directors serving on our board of directors. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval. This could present the potential for a conflict of interest between us and our stockholders generally, and the controlling officers, stockholders or directors.

Nevada law and our Bylaws protect our directors from certain types of lawsuits which could make it difficult for us to recover damages from them in the event of a lawsuit.

Nevada law provides that a corporation must indemnify directors to the extent that they have been successful in the defense of an action to which such director was a party by reason of the fact that he was a director of the corporation. Our Bylaws provide for indemnification of officers, directors, employees and agents to the extent permitted by Nevada law. The directors may also cause the Company to indemnify an officer, employee or agent of the Company for liability incurred by such individuals resulting from their acting as an officer, employee or agent of the Company. The directors may cause the Company to purchase and maintain insurance for the benefit of any director, officer, employee or agent of the Company for liability incurred as a result of acting in such capacity. These provisions may have the effect of preventing stockholders from recovering damages against our directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require the Company to use its assets to defend directors and officers against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

Our senior management has limited or no experience in the management of a public company.

            The individuals who now constitute our senior management have limited or no experience in the management of a public company prior to managing the Company. Such responsibilities include complying with federal securities laws and making disclosures on a timely basis. There can be no assurance that our senior management will be able to implement programs and policies in an effective and timely manner that adequately respond to legal and regulatory requirements associated with operating a public company.

As a result of our operating as a public company, our management will be required to devote substantial time to new compliance initiatives, which may divert management's attention from the growth and operation of our business.

            The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC impose a number of requirements on public companies, including provisions regarding corporate governance practices. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations will make some activities more time-consuming and costly. For example, we expect these rules and regulations to make it more difficult and more expensive for us to obtain directors and officers liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantial additional costs to maintain the same or similar coverage. These rules and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

            In addition, the Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we will need to perform system and process evaluation and testing of our internal control over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal control over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we expend significant management time on compliance-related issues. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our common stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We will incur increased costs as a result of being a public company

As a result of the purchase transaction, Chiurazzi Srl became the operating subsidiary of a public reporting company. As a public reporting company, we expect to incur significant additional legal, accounting and other expenses that we would not otherwise incur as a private company. In addition, the Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the Securities and Exchange Commission has required changes in corporate governance practices of public companies. We expect these rules and regulations to make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur or the timing of such costs. Such laws and rules and regulations are also subject to change and subject to varying interpretations. Their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. As a result, our efforts to comply with evolving laws, rules and regulations are likely to continue to result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, rules and regulations differ from the activities intended by regulatory or governing bodies, we could be subject to liability under applicable laws or our reputation may be harmed.

Risks Related to Our Common Stock

There is a limited market for our common stock and a more active trading market may not develop or, if developed, may not be sustained.

There is a limited public market for our common stock. A more active trading market may never develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares of common stock at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the market value and increase the volatility of your shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of common stock and may impair our ability to acquire other companies or assets by using shares of our common stock as consideration.

The market price of our common stock may be volatile and may decline in value.

There can be no assurance that the market value of our common stock will retain its current value or continue to trade at pre-purchase transaction trading prices. The market price of our common stock is highly volatile, and if a more active market develops, will likely continue to be highly volatile, as is the stock market in general, and the market for OTC Bulletin Board quoted stocks in particular. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our common stock. These factors may materially adversely affect the market price of our common stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our common stock.

Our stockholders may experience significant dilution if future equity offerings are used to fund operations or acquire complementary businesses.

If our future operations or acquisitions are financed through the issuance of equity securities, our stockholders could experience significant dilution. In addition, securities issued in connection with future financing activities or potential acquisitions may have rights and preferences senior to the rights and preferences of our common stock.

Our stockholders may experience dilution if common stock is issued upon exercise of options.

We have established an incentive compensation plan for our management and employees.  We expect to grant awards under the plan including, among others, restricted stock awards and options to purchase shares of our common stock to our directors, employees and consultants and we will grant additional options in the future. The issuance of restricted stock and shares of our common stock upon the exercise of these options may result in dilution to our stockholders.

CI Holdings, Inc., an Oregon corporation, can exert significant influence over us and make decisions that are not in the best interests of all stockholders.

As a result of the purchase transaction, CI Holdings, Inc., an Oregon corporation, controls approximately 41.36% of our outstanding shares of common stock. As a result, this single stockholder will be able to assert significant influence over all matters requiring stockholder approval, including the election and removal of directors and any change in control. In particular, this concentration of ownership of our outstanding shares of common stock could have the effect of delaying or preventing a change in control, or otherwise discouraging or preventing a potential acquirer from attempting to obtain control. This, in turn, could have a negative effect on the market price of our common stock. It could also prevent our stockholders from realizing a premium over the market prices for their shares of common stock. Moreover, the interests of the owners of this concentration of ownership may not always coincide with our interests or the interests of other stockholders and, accordingly, could cause us to enter into transactions or agreements that we would not otherwise consider.

Our executive officers are also the executive officers of CI Holdings, Inc.

            Our executive officers are also the executive officers of CI Holdings, Inc., holder of approximately 41.36% of our outstanding shares of common stock. The executive officers, Mr. Root and Mr. Kepp, own, in the aggregate, approximately 68% of CI Holdings, Inc. Mr. Root and Mr. Kepp are, therefore, able to exert control of CI Holdings, Inc.’s 41% ownership in the Company. CI Holdings, Inc. is not a competitor of the Company, and its interests are not adverse to those of the Company. Mr. Root and Mr. Kepp devote 98% to 99% of their time to the business of the Company. Because CI Holdings, Inc. has minimal holdings of artwork and minimal and diminishing operations, the Company does not anticipate any conflicts of interest to develop as a result of the fact that Mr. Root and Mr. Kepp are officers and directors of both companies.

Our common stock is considered “penny stock” and may be difficult to sell.

            The SEC has adopted regulations which generally define “penny stock” to be an equity security that has a market or exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is below $5.00 per share and therefore is designated as a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of our stockholders to sell their shares. In addition, since our common stock is quoted on the OTC Bulletin Board, our stockholders may find it difficult to obtain accurate quotations of our common stock and may find few buyers to purchase the stock or a lack of market makers to support the stock price.

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Provisions in Nevada law could discourage a takeover that stockholders may consider favorable.

Nevada law could make it more difficult for a third party to acquire us. Specifically, Section 78.378 et.seq. of the Nevada Revised Statutes which apply to the acquisition of a controlling interest in a corporation may have an anti-takeover effect.

Our stock price could decline as a result of our failure to meet reporting and other regulatory requirements.

            Our new management team will now be responsible for our operations and reporting. This will require outside assistance from legal, accounting, investor relations or other professionals that could be more costly than planned. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

            Operating as a small public company also requires us to make forward-looking statements about future operating results and to provide some guidance to the public markets. The new management has limited experience as a management team in a public company and as a result projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC or any stock market in which our stock is traded.

If we do not implement necessary internal control over financial reporting in an efficient and timely manner, or if we discover deficiencies and weaknesses in existing systems and controls, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

            It may be difficult to design and implement effective internal control over financial reporting for the operations as we integrate the business we acquired as a result of the purchase transaction and businesses acquired in the future, if any. In addition, differences in existing controls of acquired businesses may result in weaknesses that require remediation when internal controls over financial reporting are combined.

            If we fail to maintain an effective system of internal control, we may be unable to produce reliable financial reports or prevent fraud. If we are unable to assert that our internal control over financial reporting is effective at any time in the future, or if our independent registered public accounting firm is unable to attest to the effectiveness of internal controls, is unable to deliver a report at all or can deliver only a qualified report, we could be subject to regulatory enforcement and investors may lose confidence in our ability to operate in compliance with existing internal control rules and regulations, either of which could result in a decline in our stock price.

            As set forth in the Quarterly Report on Form 10Q filed for the period ended June 30, 2013, management conducted an evaluation of the effectiveness of the Company's disclosure controls and procedures as of June 30, 2013 and identified a number of material weaknesses in our internal control over financial reporting.  Management is in the process of implementing a remediation plan of the such weaknesses in internal control over financial reporting. If we are not able to implement controls to avoid the occurrence of material weaknesses in our internal control over financial reporting in the future, then we might report results that are not consistent with our actual results and we may need to restate results that will have been previously reported.

Our status as an operating public company may make it more difficult to attract and retain officers and directors.

            Sarbanes-Oxley and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As an operating public company, we expect these new rules and regulations to increase our compliance costs in 2012 and beyond and to make certain activities more time-consuming and costly than if we were not an operating public company. As an operating public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future, and we may be required to accept reduced limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retained qualified persons to serve on our Board or as executive officers.

MANAGEMENT'S DISCUSSION AND

ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following description of our financial condition and results of operations in conjunction with the financial statements and accompanying notes included in this report attached as exhibits to this report.

            This Management Discussion and Analysis (MD&A) contains “forward-looking statements”, which represent our projections, estimates, expectations or beliefs concerning among other things, financial items that relate to management’s future plans or objectives or to our future economic and financial performance. In some cases, you can identify these statements by terminology such as “may”, “should”, “plans”, “goals, ,“believe”, “will”, “anticipate”, “estimate”, “expect” “project”, or “intend”, including their opposites or similar phrases or expressions. You should be aware that these statements are projections or estimates as to future events and are subject to a number of factors that may tend to influence the accuracy of the statements. These forward-looking statements should not be regarded as a representation by the Company or any other person that the events or plans of the Company will be achieved. You should not unduly rely on these forward-looking statements, which speak only as of the date of this MD&A. Except as may be required under applicable securities laws, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this MD&A or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe under “Risk Factors” in this report.  Actual results may differ materially from any forward looking statements.

Overview

            Chiurazzi Srl is an Italian company formed on October 26, 2010.  We own more than 1,650 historic bronze sculpture moulds representing ancient historic masterpieces (the “Chiurazzi Mould Collection”), whereby our focus is to create reproductions from such moulds (the “Chiurazzi Collection”) at our Italian foundry (the “Chiurazzi Foundry”). Sculptures and other fine art from the Chiurazzi Collection are then for marketed sale to the public currently through galleries and to individual art collectors directly. We anticipate that international art show sales, auction house sales and sales to museums will expand as relationships develop and solidify. The Company also intends to showcase the Chiurazzi Collection through traveling museum exhibitions and offering precious metals castings.

            The Chiurazzi Mould Collection is used to create sculptures in four different categories, each a different “Chiurazzi Edition,” each of which carry the Chiurazzi Foundry Mark, are stamped with the edition number and edition size and come with a Certificate of Authenticity from the foundry as described in “Description of Business – Chiurazzi Editions”  above.

The Company believes it is well positioned to take advantage of the national and worldwide recognition that the Chiurazzi name has already established in the fine art community, as well as introducing it to the general public interested in opportunities to purchase fine art. The Company has identified the following sales and marketing opportunities to promote and sell our Chiurazzi Collection. The Company’s success in implementing each component of its business plan presented below will be dependent upon the availability of funds sufficient to support such operations.

Reintroduction of the Chiurazzi Collection to Museums

            Historically from its establishment until approximately 2000, the primary customer group for the fine art sculptures of the Chiurazzi Collection, including “Posthumous First Edition Originals”, “Full-Size Limited Editions” and “Exacting Reductions” were the premier art museums of the world, including, but not limited to, the Louvre Museum in Paris, Harvard Museum in Cambridge, and the Pushkin State Museum in Moscow.

            We plan to re-introduce the fine art sculptures from the Chiurazzi Collection to this market, many of whose curators are new or have never been exposed to Chiurazzi fine art sculptures. We plan to target this market through advertising in trade publications and attendance at conferences for museum curators. Currently, we have no arrangements with museums to re-introduce the Chiurazzi Collection, and we understand this is a long-term proposition and will likely be a long sales cycle.

Expanding into Existing Art Galleries

We intend to create an art gallery sales division that that will specialize in contracting with art galleries to sell reproductions from our Chiurazzi Collection, including each “Chiurazzi Edition,” to art collectors.  In a typical transaction, the Company sells sculptures from the Chiurazzi Collection to art galleries for display by the galleries. The galleries then sell such sculptures to art collectors at retail prices. We do not plan to open flagship galleries, but rather intend to partner with the leading galleries in target cities throughout the world, such as New York, Los Angeles, Vancouver, Beijing, Hong Kong, Tokyo, Moscow, Monaco, Geneva, London, Rome and Rio de Janeiro.

            In the art gallery market, we will aggressively seek opportunities to showcase sculptures from the Chiurazzi Collection in an effort to establish a worldwide retail presence. Art galleries are constantly seeking sources of art with a broad appeal, and we expect to encounter excitement about the prospect of carrying offerings from the Chiurazzi Collection. Both full-size replicas and reductions each created from the Chiurazzi Mould Collection) will be marketed through the galleries, which target consumers at different spending levels.

Commencing in late 2014, we expect to have a consistent flow of revenue from sales to our art gallery network.  By that time, we anticipate having launched and established relationships with a sufficient number of galleries and having produced a sufficient inventory of art from the Chiurazzi Collection on display in the galleries. Our goal is to have our works displayed in existing art galleries worldwide in select markets such as New York City, Los Angeles, Vancouver, Beijing, Moscow, Monaco, London, Rome, and Rio de Janeiro. We believe that such selected galleries will be able to both sell inventory on hand from the Chiurazzi Collection and also pre-sell sculptures showcased in our marketing materials and on our web-site. While a majority of galleries may not have the actual full-size reproductions of the sculptures produced from the Chiurazzi Mould Collection on site, we believe such galleries will still generate the occasional sale of a full-size reproduction from the Chiurazzi Mould Collection, but the main revenue stream for most galleries will come from the sale of sculptures from reductions produced from the Chiurazzi Mould Collection.

 Auction Houses - the Frontline of Distribution from the Chiurazzi Collection

            We believe that auction houses maintain a loyal, affluent client base, positioning the auction houses as a primary outsource for sale and distribution of famous, full-sized replicas, with immediate realization of revenue. Thus, the Company plans to implement an auction house sales division which will offer potential art collectors and investors the opportunity to purchase artwork from the Chiurazzi Collection, including “Posthumous First Edition Originals,” “Full-Size Limited Editions” and “Exacting Reductions”  by executing a successful bid on such sculptures offered through auction houses. The Company will provide a single piece of artwork or multiple pieces of artwork from the Chiurazzi Collection to be featured at auction. The Company will then establish a minimum or reserve price for the sale of the artwork at auction. The reserve price is established at a level sufficient for the Company to recover its costs of production and other elements of overhead incurred in creating the piece of art and to realize a profit on the sale on such the piece of art and may include a price premium depending upon the edition, artist or historical significance.

            We believe that the fine art auction houses will represent a significant category of revenue, as well as be our largest outlet for the ”Full-Size Limited Editions” from the Chiurazzi Collection. Over the last four years, fine art auctions have continued to set record prices for high quality limited edition bronze sculpture. Several top-tier auction houses (such as Christie’s and Sotheby’s) have regular auctions featuring European bronze sculptures which have sold a limited number of sculptures from the Chiurazzi Collection in the past.

Our plan is not only to be a regular consignor of Chiurazzi Collection sculptures at auction but also to work with one or more auction houses in promoting an exclusive all-Chiurazzi venue. We anticipate that we will have the first all-Chiurazzi venue in October of 2015 located in Europe or China. Once distribution to auction houses has commenced, which we believe will be during 2014, we estimate subsequent promotion, presentation and sales with a resultant revenue stream to occur within four to six months and be recurring from that point forward.

Introduction of Derivative Works – “Chiurazzi Nuovo”

            Our innovative “Chiurazzi Nuovo” product line is a modern twist on the classical works of art produced from the Chiurazzi Mould Collection to engage the contemporary art market. We begin by using the Chiurazzi Mould Collection to make wax castings of the original art, then we employ the skill set of well-known designers and contemporary artists to transform the original masterpiece into a piece of contemporary art that will still retain the recognizable form of the underlying masterpiece.

            Through the launch of our “Chiurazzi Nuovo” line, we believe that we can capture more of the fine art market by introducing a collection of artwork which is derived from our ancient moulds and transposed in a modern way. The first piece created for the “Chiurazzi Nuovo” line is a male torso sculpture which was produced by cutting away areas of wax from the Lacoӧn sculpture to create a truncated torso derivative modern work. Another example is the Venus di Milo which is cut into horizontal segments and equipped with bearings that allow the pieces of her body to move right to left, resulting in the creation of an abstract form, or can be slid back together to make her whole again.  The finish on this piece will be in various untraditional hues, such as silver, royal blue and orange.

Traveling Museum Exhibitions

Our longer-term plans include pursuing opportunities within traveling museum exhibitions, including science museums, natural history museums and art museums, worldwide.  Since the Chiurazzi Mould Collection is so vast, it allows us to tailor each exhibition to be pertinent to each audience. Exhibitions would focus on informing the public on the lost wax casting process, which was a method created in 2500 BC, and the various scientific processes that occur within the finishing process. Traveling museum exhibits would also display original plaster moulds from the Chiurazzi Foundry and an art collection, the size of which would vary with the exhibition space available in each venue. From such exhibitions, our hope would be that patrons would gain an understanding and appreciation of the work which goes into creating each sculpture in the Chiurazzi Collection. Since the filing of the Original 8-K, in May 2013 the Company engaged Geoffrey M. Curley + Associates to co-develop a traveling exhibition for art, natural history and science museums through North America which will showcase lost wax casting and illustrate how this method operates to preserve Italy’s sculptural heritage for future generations.

Precious Metal Castings

            Typically, sculptures from our Chiurazzi Mould Collection in each of the “Chiurazzi Editions” are produced in bronze castings. However, we are also able to cast our sculptures from precious metals: platinum, gold and silver. Although sales will be extremely limited because of low demand, the premium on these special order items is staggering, and we expect to receive occasional orders for precious metals castings from art collectors who enjoy great art and view the item as a precious metals investment.

International Art Fairs

            The globalization of the art marketplace is illustrated by the increasing importance of international art fairs. In view of this trend, the Company will explore opportunities to exhibit its artwork at international art fairs which attract serious art collectors who attend in increasing numbers to purchase art. International art fairs are also attended by curators and museum directors. There has recently been a significant increase in dealers’ sales through art fairs and growing attendance figures at international art fairs. The Company believes that international art fairs would be an effective platform from which to exhibit and sell its artwork because such venues attract a group of collectors who comprise the Company’s target audience assembled in a single location.

Outlook Summary

            Since 2010, our sales to art collectors, directly and through galleries have served as the Company’s primary revenue generators. We expect our sales t to art collectors to continue as the foundation of the Company’s core business in the near term. We anticipate that the sales through additional galleries, through international art shows, to museums and through auction houses will expand as relationships develop and solidify. We look forward to expanded outreach through traveling exhibitions and precious metals castings and anticipate that those outlets will eventually serve to support all of the Company’s future endeavors. We anticipate that the increased exposure of the Chiurazzi Collection and brand through the development of our sales divisions and partnerships will support an expansion of the Company’s business as a whole. We expect the synergies that we anticipate among our sales divisions and partnering relationships with galleries and museums to promote a stronger acceptance of the Chiurazzi brand identity in the market and provide a boost to the Company overall.

Factors Affecting Our Operating Results

            We expect that our results of operations will be affected by a number of factors including the cost of materials and labor and our ability to successfully re-launch the Chiurazzi brand. During 2011 and 2012 and through the consummation of the purchase transaction, the Chiurazzi Foundry was dormant primarily because the previous owners were focused on the relocation of the Chiurazzi Foundry, completion of a reclamation project and sale of the Chiurazzi business. Sales and revenues were reflective of that the inactivity. Following the purchase transaction, we increased production at the Chiurazzi Foundry to create additional inventory for the Chiurazzi Collection from the Chiurazzi Mould Collection for future sales. Any sales of art from our Chiurazzi Collection stem from overall demand. Demand and our ability to market the Chiurazzi brand are the most significant factors affecting our operating results. If the demand for our Chiurazzi Collection declines or if our marketing efforts are unsuccessful, our operating results will be negatively impacted.

Demand

While worldwide demand for fine art has been on the decline over the past several years, there has been a recent increase in activity for fine art particular in the Asian market. We plan to re-introduce the Chiurazzi brand to the global art market. We believe the global art market is rebounding from the 2008-2011 worldwide economic downturn. According to Artprice, an on-line art market database, total sales of art sold at auction in 2012 amounted to approximately $19 billion. Fine art sculptures, such as those of the Chiurazzi Collection, are only a small part of the overall fine art market, and Renaissance art is even smaller.  The overall market size simply serves as one of many indicators of a potential market for the Chiurazzi Collection. If demand proves weaker than we anticipate, our operating results will be negatively impacted. Due to demand in China, the Company will focus on China where there is an appreciation for Renaissance art and world history, as told through fine art, and is being cultivated by art collectors and cultural institutions such as museums. Illustrative of such heightened demand, both Sotheby’s and Christie’s auction houses have established operations in mainland China.

During 2011, the Chiurazzi Foundry was moved to its current location, all moulds were inventoried and cleaned and a core group of artisans at the foundry began to build an inventory of sculptures. During 2013, we are commencing marketing activities for the Chiurazzi Collection. The marketing programs developed in 2013 are intended to yield enhanced results in 2014 and build sales momentum for the future.

We are developing marketing programs focused on re-introducing the Chiurazzi name in the art world and continuing to build on its rich heritage. Such programs are intended to create important relationships with sales partners and business alliances with entities that will help expand awareness of Chiurazzi art and brand. These efforts will be focused in Italy, the home of the Chiurazzi brand, North America, Europe and China. The programs, some of which are new and others are well-established, include creating a traveling exhibit for museums. In May 2013 the Company engaged Geoffrey M. Curley + Associates to co-develop a traveling exhibition for art, natural history and science museums through North America which will showcase lost wax casting. In addition the Company is developing a marketing and sales program targeting the buyers in the luxury yacht world and in June 2013 was an award  sponsor of the 2013 Golden Neptune Awards, an annual Show Boats Design Award ceremony held in Monaco in conjunction with “Rendezvous in Monaco” festivities. We will continue to develop relationships with art galleries and cultural institutions such as museums. We have commenced the initial creation of our sales and marketing team with the hiring of a brand manager and senior management. We expect our sales and marketing team to grow during the remainder of the year and into 2014. If we are unsuccessful in developing a marketing team who are able to continue to build relationships with art galleries, cultural institutions and auction houses to promote the Chiurazzi brand, operating results will be negatively impacted, as that would lead to fewer opportunities for art sales.

Basis of Presentation

The financial statements of Chiurazzi Srl are prepared in accordance with U. S. generally accepted accounting principles. The audited financial statements are comprised of the statements of financial position, the statements of operations and comprehensive loss, statements of shareholders’ equity and statements of cash flows along with a summary of significant accounting policies and other explanatory information. The accounting policies have been consistently applied throughout the audited period.

The financial statements of Chiurazzi Srl have been prepared on a going concern basis. This assumes that the Company will be able to meet its liabilities as they come due. However, Note 3 to the audited financial statements for the years 2012 and 2011 and Note 3 to the unaudited financial statements for the period ended March 31, 2013 raise substantial doubt about the Company’s ability to continue as a going concern as more fully discussed in “Liquidity and Capital Resources” section below.

            The financial statements included as part of this current report and the financial discussions reflect the performance of Chiurazzi Srl which became our wholly-owned subsidiary in conjunction with the purchase transaction consummated on May 7, 2013.

The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements of Chiurazzi Srl and related notes included in this report.

            The functional currency of Chiurazzi Srl is the Euro, but we report our results in this MD&A in United States Dollars (“USD”).

Significant Accounting Estimates

We review all significant estimates affecting our financial statements on a recurring basis and record the effect of any necessary adjustment prior to their publication. Uncertainties with respect to such estimates and assumptions are inherent in the preparation of financial statements; accordingly, it is possible that actual results could differ from those estimates and changes to estimates could occur in the near term. The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of the contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. The Company uses estimates and assumptions in accounting for the following significant matters, among others: revenue; realizability of accounts; valuation of deferred tax assets, depreciation, amortization, impairment of long-lived assets and other contingencies. Accordingly, actual revenue may differ from previously estimated amounts, and such differences may be material to the financial statements. The Company periodically reviews estimates and assumptions, and the effects of any such revisions are reflected in the period in which the revision is made.

Our management has discussed the development and selection of these significant accounting estimates with our board of directors and our board of directors has reviewed our disclosures relating to them.

COMPARISON OF YEARS ENDED DECEMBER 31, 2012 AND 2011

Results of Operations

            Overview

            During 2011 and 2012, the Chiurazzi Foundry moved from Naples to Casoria, and the Company completed a reclamation project in compliance with Italian law, during which time the Chiurazzi Foundry was largely dormant primarily because the previous owners were focused on the relocation of the Chiurazzi Foundry, the reclamation project and the sale of the Chiurazzi business.

Revenue

Since 2010, we have generated revenue from sales to art collectors.

            Total revenue increased by $135,920, or 690%, from $19,702 for the year ended December 31, 2011 to $155,622 for the year ended December 31, 2012. These variances were primarily due to the timing of specific sales of art when compared to the year earlier. Further, overall revenue was still lower than expected due to the weaker than expected sales of pieces from the Chiurazzi Collection as a result of the focus of the previous owners on the sale of the business rather than sales of art work from the Chiurazzi Collection.

Operating Costs

Costs of Goods Sold

            Cost of goods sold increased by $144,427, or 396% from $34,491 for the year ended December 31, 2011 to $180,918 for the year ended December 31, 2012.

            The comparison of December 31, 2012 to December 31, 2011 is affected by an increase in costs of goods sold due to direct labor costs with respect to the increase in sales at the Chiurazzi Foundry following a period of inactivity as discussed above.

General and Administrative Expenses

            General and administrative expenses decreased by $202,052, or 35%, from $573,955 for the year ended December 31, 2011 to $371,903 for the year ended December 31, 2012.  This decrease was primarily attributable to a reduction in expenses related to the relocation of the foundry.

            Our primary expenses include those associated with the continued expansion into new markets and costs associated with traveling exhibitions. Our corporate operating expenses include salaries and wages, employee taxes and fringe benefits and general and administrative expenses, including payments for legal, accounting, marketing and other professional services. On an ongoing basis, we expect our operating costs to be divided approximately as follows: 37% toward production of sculptures, 5% toward development of our divisions, 23% toward general operating activities, 20% toward marketing and sales efforts and 15% toward miscellaneous business and corporate expenses.

Certain of these expenses may be capitalized depending on the particular expense based on our estimates and judgments involving the completion of certain milestones. A discussion of these determinations and the capitalization of such expenses are included under the caption “Critical Accounting Policies” below.

During recent periods, we have seen increases in the costs relating to certain elements of our production activities. Most of these costs are treated as a “pass-through” to our customers on each project, but we may incur some risk from time to time. These include increases in:

•         the price of raw materials and transportation costs and

•         the amount we must pay in order to attract and retain talented, qualified and experienced artists and artisans to produce artwork for sale.

We believe that the costs for some or all of these items are likely to continue to increase in future periods and, therefore, could negatively impact our results of operations.

Operating Income (Loss)

            Our operating loss represents a decrease of $193,545, or 33%, from an operating loss of $590,744 for the year ended December 31, 2011 compared to operating loss of $397,199 for the year ended December 31, 2012.

            The decrease in our operating loss of $193,545 for the year ended December 31, 2012 is primarily attributable to the reduction of expenses related to the relocation of the foundry.

Other Income (Expense)

            Other expense of $8,331 during the year ended December 31, 2012 consists of interest expense related to a note payable to Chiurazzi International, LLC. The decrease is mainly due to the forgiveness of the principal by Chiurazzi International, LLC during 2011.

Net Loss

            Net loss decreased by $165,813, or 26%, from a net loss of $644,139 for the year ended December 31, 2011 to net loss of $478,326 for the year ended December 31, 2012. This decrease of net loss was mainly due to the decrease of relocation expenses and interest expense as discussed above.

COMPARISON OF THREE-MONTH PERIODS ENDED MARCH 31, 2013 AND 2012

Overview

            During the quarter ended March 31, 2013, the Company remained largely inactive due to the focus on the sale of the business. Sales and revenue were reflective of the inactivity. Operations were funded by intercompany loans as discussed below.

Revenue

            Total revenue decreased by approximately $58,829, or 100%, from approximately $58,836 for the three months ended March 31, 2012 to approximately $7 for the three months ended March 31, 2013. These variances were primarily due to the previous owner’s focus on the sale of the business (which ultimately occurred during the second quarter of 2013) and uncertainty related thereto rather than sales of art work from the Chiurazzi Collection.

Operating Costs

Cost of Goods Sold

            Cost of goods sold decreased by approximately $80,600, or 99%, from approximately $81,316 for the three months ended March 31, 2012 to approximately $716 for the three months ended March 31, 2013. This decrease of cost of goods sold was consistent with the decrease of revenues.

General and Administrative Expenses. General and administrative expenses increased by $1,037, or 2%, from $66,817 for the three months ended March 31, 2012 to $67,854 for the three months ended March 31, 2013.

            Our primary expenses include those associated with the continued expansion into new markets. Our corporate operating expenses include salaries and wages, employee taxes and fringe benefits and general and administrative expenses, including payments for legal, accounting, marketing and other professional services. On an ongoing basis, we expect our operating expenses to be divided approximately as follows: 37% toward production of sculptures, 5% toward development of our divisions, 23% toward general operating activities, 20% toward marketing and sales efforts and 15% toward miscellaneous business and corporate expenses.

Certain of these expenditures may be capitalized depending on the particular expense based on our estimates and judgments involving the completion of certain milestones. A discussion of these determinations and the capitalization of such expenses are included under the caption “Critical Accounting Policies” below.

During recent periods, we have seen increases in the costs relating to certain elements of our production activities. Most of these costs are treated as a “pass-through” to our customers on each project, but we may incur some risk from time to time. These include increases in:

•         the price of raw materials and transportation costs and

•         the amount we must pay in order to attract and retain talented, qualified and experienced artists and artisans to produce artwork for sale.

We believe that the costs for some or all of these items are likely to continue to increase in future periods and, therefore, could negatively impact our results of operations.

Operating Income (Loss)

            Our operating loss represents a decrease of $20,734, or 23%, from an operating loss of $89,297 for the three months ended March 31, 2012 compared to operating loss of $68,563 for the three months ended March 31, 2013.

            The decrease in our operating loss of $20,734 for the three months ended March 31, 2013 is primarily attributable to the reduction in cost of goods sold.

Provision for Income Taxes

            Provision for income taxes was $18,750 for the three months ended March 31, 2013 as compared to $0 for the three months ended March 31, 2012. The income tax for 2013 relates to minimum tax for a dormant company.

Net Loss

            Net loss decreased by $1,984, or 2%, from a net loss of $89,297 for the three months ended March 31, 2013 to net loss of $87,313 for the three months ended March 31, 2012. This decrease was due to the factors discussed above.

CHANGES IN FINANCIAL CONDITION FOR PERIODS

ENDED DECEMBER 31, 2012 AND MARCH 31, 2013

Liquidity and Capital Resources

            Liquidity is a measure of our ability to meet potential short-term (within one year) and long-term cash requirements, which includes our ability to repay debt, fund and maintain our product offerings, and other general business needs.

            At December 31, 2012 and 2011, our cash and cash equivalent balance was $43,417 and $64,030 respectively. At March 31, 2013, our cash and cash equivalent balance was $11,622

Since the inception of Chiurazzi Srl in 2010, we have financed operations through private investments in our Company and shareholder loans to the Company. Loans payable by the Company to CI Holdings, Inc. (which, prior to the purchase transaction, was the parent company of Chiurazzi Srl) amounted to approximately $317,472 as of December 31, 2012 and $465,000 as of March 31, 2013. Such inter-company advances were made by CI Holdings, Inc. to maintain minimal production capacity at the Chiurazzi Foundry. During this period, the Company relied upon inter-company loans to sustain operations due to decreased art sales during the dormancy of the Chiurazzi Foundry. All related-party loans were forgiven as of May 7, 2013 in connection with the purchase transaction.

            On May 7, 2013 we purchased 100% of the ownership interest in Chiurazzi Srl and with the intent of re-introducing the Chiurazzi brand and generating revenues from art sales.

            Following the purchase transaction, however, our art sales fell short of the level needed to generate sufficient revenue to fund our cash requirements, including the Note (as discussed below). While we are experiencing slower than expected sales from the Chiurazzi Collection, which we believe is temporary, we are pursuing private equity financing to generate additional cash, to support our operations and to finance capital expenditures.

            Subsequent to the purchase transaction, the Company entered into a credit arrangement with related-party, CI Holdings, Inc. to provide ongoing operational cash advances for the interim. As of the date of this Report, all amounts due to CI Holdings, Inc. in connection with this credit arrangement have been paid.

            To strengthen our liquidity position, subsequent to the end of the second quarter, we received funding through private equity investment in the amount of $1,344,500 from accredited investors.  Such securities sold in the private offering have not been and will not be registered under the Securities Act and may not be sold absent registration or an applicable exemption from registration requirements.  We expect with this investment and other potential private equity investment, coupled with existing sales and cash on hand, we will be able to fund operations at current levels for the next 12 months. There can be no assurance that future potential private equity investments will materialize. If art sales do not meet expectations and potential private equity investments do not materialize and we cannot obtain alternative financing, we may have to delay, reduce the scope of or eliminate one or more of our planned marketing programs or make changes to our operating plan. See Going Concern Consideration section below.

            As part of the purchase transaction, the Company assumed the payment obligations under a Secured Promissory Note (the “Note”) in the original principal amount of $2,800,000 owed to Chiurazzi International, LLC (the “Holder”) as amended.  The Note is secured by the quota (or stock) of Chiurazzi Srl.

            Further, our liquidity position is further strengthened as our cash requirements for payment of the Note have decreased based on an amendment to the Note.  Effective July 24, 2013, the Company entered into Amendment No. 3 to the Note with the Holder which, among other things, (1) reduces the principal amount of the Note to $1,272,500; (2) waives interest in the amount of $182,000 then due under the Note if all payments are paid within 10 days of their due date; (3) provides, in exchange for the reduction of the principal amount of the Note and abatement and potential cancellation of the interest, an agreement for the issuance to Holder of 700,000 shares of the Company’s unregistered common stock; (4) modifies the payment schedule as follows: $40,000 due upon execution of Amendment No. 3; $50,000 due on August 26, 2013 and $40,000 due on the 26th day of each consecutive month thereafter until January 25, 2016; and (5) provides for late payment penalties and a reversion of principal amount of the Note in the event of certain specified defaults.

Net Cash – Operating Activities

            Net cash used in operating activities decreased by $534,231 from the net cash used in operating activities of $963,120 for the year ended December 31, 2011 to net cash used in operating activities of $428,889 for the year ended December 31, 2012. This decrease is primarily due to the decrease of cash paid to acquire raw material and the decrease of expenses related to the relocation of the foundry.

            Net cash used in operating activities increased by $107,035, from the net cash used in operating activities of $85,256 for the three months ended March 31, 2012 to net cash used in operating activities of $192,291 for the three months ended March 31, 2013. This increase is primarily due to the cash used for the production of inventories during the three months ended March 31, 2013.

Net Cash – Investing Activities

            Net cash used in investing activities decreased by $48,874 from the net cash used in investing activities of $51,026 for the year ended December 31, 2011 to net cash used in investing activities of $2,152 for the year ended December 31, 2012. This decrease is primarily attributable to the decrease of payments made to acquire property, plant and equipment.

            Net cash used in investing activities decreased by $1,357, from the net cash used in investing activities of $2,238 for the three months ended March 31, 2012 to net cash used in investing activities of $881 for the three months ended March 31, 2013. The change is primarily attributable to the decrease of payments made to acquire property, plant and equipment.

Net Cash – Financing Activities

            Net cash provided by financing activities decreased by $589,991from the net cash provided by financing activities of $999,800 for the year ended December 31, 2011 to net cash provided by financing activities of $409,809 for the year ended December 31, 2012. This decrease in net cash provided by financing activities is primarily attributable to the decrease in funds advanced from the related party.

            Net cash provided by financing activities increased by $138,068, from the net cash provided by financing activities of $24,259 for the three months ended March 31, 2012 to net cash provided by financing activities of $162,327 for the three months ended March 31, 2013.  The increase in cash provided by financing activities is primarily attributable to an increase in proceeds from short-term related party borrowings.

Going Concern Consideration

            The financial statements, included herein, have been prepared assuming that Chiurazzi Srl. will continue as a going concern.  For the year ended December 31, 2012, the Company had a net loss of $478,326 and had an accumulated deficit of $1,231,894 as of December 31, 2012. For the three months ended March 31, 2013, the Company had a net loss of $87,313 and had an accumulated deficit of $1,319,207 as of March 31, 2013. As provided in Note 3 to the December 31, 2012 audited financial statements and Note 3 to the March 31, 2013 unaudited financial statements, these factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. The Company intends to fund operations through equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital and other cash requirements for the year ending December 31, 2013.

Inventories

Inventories are valued at the cost of acquisition or production. The current cost of inventory goods produced is compared to the realizable value from such inventory based on market prices. The production costs include the cost of overhead reasonably attributed to finished products. The current inventory is approximately 100 pieces. We typically expect wholesale prices to be 100% of production costs.

Impact of Inflation

We expect to be able to pass inflationary increases on to our customers through price increases, as required, and do not expect inflation to be a significant factor in our business.

Seasonality

Historically, the global art auction market has two primary selling seasons, which typically occur in the second and fourth quarters of the year. Accordingly, auction business is seasonal, with peak revenues and operating income generally occurring in those quarters. Consequently, first and third quarter results have historically reflected a lower volume of auction activity when compared to the second and fourth quarters and, typically, a net loss due to the fixed nature of many of our operating expenses.

The retail industry in general experiences increasing sales from September through December with declining sales in January and February. This phenomenon is a result of the event-driven seasonality with demand concentrated around holiday gift-giving. We expect that online retail sales trends will follow traditional retail seasonality demand.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

Our discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of our assets, liabilities, and expenses, and related disclosure of contingent assets and liabilities. We review our estimates on an ongoing basis. We base our estimates on historical experience and on various factors that we believe to be reasonable under the circumstances. Actual results may differ from those estimates.

Foreign Currency Translation

            The “functional currency” of Chiurazzi Srl is its local currency, the Euro. The translation from the applicable foreign currency to US Dollars was performed for this discussion and analysis for balance sheet accounts using the exchange rate in effect as of the balance sheet date and for revenue and expenses items a weighted average exchange rate for period was used.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the record (and, to the extent available, beneficial) ownership of our common stock as of May 8, 2013, by (a) each person who is known by us to own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group.

Name(1)	Number of Shares Beneficially Owned(2)	Percentage of Shares Beneficially Owned(3)
5% Stockholders:
Arthur John Carter(4)	2,000,000	8.53%
Goodliffe Capital, Inc.(5)	1,750,000	7.46%
Morwenna Elizabeth Goodliffe(6)	1,250,000	5.33%
Mackie Research Capital Corporation(7)	3,237,751	13.81%
Troy Nikolai(8)	1,750,000	7.46%
Hare & Co., LLC(9)	1,610,000	6.87%
CI Holdings, Inc., an Oregon corporation	9,700,000	41.36%

Executive Officers and Directors:
Gordon C. Root[10]	-	-
Kenneth R. Kepp[10]	-	-
Michael Noonan[11]	-	-
Directors and Executive Officers as a group	-	-

(1)  Except as otherwise noted, the address of each person is c/o Experience Art and Design, Inc., 27929 SW 95th Avenue, Suite 1101, Wilsonville, OR 97070.

(2)  Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes shares if the named person has the right to acquire those shares within 60 days after the date of this Report, by the exercise or conversion of any warrant, stock option or convertible preferred stock.  Unless otherwise noted, shares are owned of record and beneficially by the named person.

(3)  The calculation in this column is based upon 23,450,000 shares of common stock outstanding as of May 8, 2013. During the period from May 8, 2013 through the filing of this Report, the Company issued an aggregate of 1,080,800 shares of its common stock for a total of 24,530,800 shares of common stock outstanding as of the date hereof. The shares of common stock underlying warrants, stock options and convertible preferred stock are deemed outstanding for purposes of computing the percentage of the person holding them but are not deemed outstanding for the purpose of computing the percentage of any other person.

 (4)  The address for Arthur John Carter is 73 Raymar Place, Oakville, ON, Canada L6J 6M1. As disclosed in this report, Mr. Carter has executed an Irrevocable Proxy in favor of the officers of the Company for a period ending on May 7, 2014.

(5)  The address for Goodliffe Capital, Inc. is Bodrogan House, Busby, Alberta, BC, Canada T0G 0H0.

(6)  The address for Morwenna Elizabeth Goodliffe is Box 1, Site 6, RR1, Westlock, AB, Canada T7P 2N9.

(7)  The address for Mackie Research Capital Corporation is Commerce Court West, 199 Bay Street, Suite 4500, Toronto, ON, Canada M5L 1G2.

(8)  The address for Troy Nikolai is 417 – 16th Avenue West, Vancouver, BC, Canada V5Y 1Z2.

(9)  The address for Hare & Co., LLC is Bank of New York, P.O. Box 11203, New York, NY 10286.

(10) Mr. Root and Mr. Kepp are officers, directors and shareholders of CI Holdings, Inc.

(11) As noted below, subsequent to the filing of the Original 8-K, Mr. Noonan resigned as a Director of the Company effective June 3, 2013.

Directors and Executive Officers

The names, ages and positions of our executive officers and directors as of the date hereof are as follows:

Name	Age	Position
Gordon C. Root	54	President, Chief Executive Officer and Director Sole Director of Chiurazzi Srl
Kenneth R. Kepp	57	Chief Operating Officer and Chief Financial Officer and Director
Michael Noonan*	54	Secretary and Director

The principal occupations for the past five years (and, in some instances, for prior years) of each of our executive officers and directors are as follows:

Gordon C. Root

            Mr. Root is an officer and director of the Seller and has served as sole director of Chiurazzi Srl since its acquisition by Seller on December 18, 2012.  From 1992 to the present, Mr. Root has served as the Managing Director of Root Holdings, LLC, a real estate and development company. Mr. Root also serves as managing member of several single-asset limited liability companies which were formed to own, develop or hold real estate. Mr. Root holds a one-third interest in ADT Environmental Solutions, LLC and from April 2010 through July 2010 was employed by Masterpiece Investments Corporation and during various periods during 2011 through September 2012 served as a consultant to Masterpiece Investments Corporation. From 2008 to the present, Mr. Root has served as a director of the Home Builders Association of Metropolitan Portland and during the same period has served in various officer positions with the HBA. Mr. Root graduated from Oregon State University in 1981.

            The Company believes Mr. Root’s close association with the Chiurazzi products and process places him in exceptional position to lead the Company in the revival of the brand.

Kenneth R. Kepp

            Kenneth Kepp, our Chief Financial Officer and Chief Operating Officer, has over 30 years’ experience in merchant banking, accounting and commercial finance with both private and public companies Mr. Kepp is the CFO of the Seller. During the past five years, Mr. Kepp served as a Managing Director of Maxwell Morgan, LLC, a niche merchant banking and advisory boutique firm, of which he is currently an inactive partner. Prior thereto, Mr. Kepp was the CFO of Masterpiece Investments Corp., CFO of Turbine Engine Resources, a Managing Director of Fog Cutter Capital Group and Vice President of Finance of Relational Funding Corporation, a wholly owned subsidiary of  H Group, which was part of the Pritzker organization. Before joining Relational Funding, Mr. Kepp spent eight years as Senior Vice President of Wilshire Financial Services Group, Inc. where he managed several business units including President of Life Capital Corp., the company’s insurance premium finance group and Financial Operations Principal of Wilshire’s broker dealer, he was also an senior officer of the company’s public real estate investment trust. Mr. Kepp is a graduate of Northern Illinois University, where he received a Bachelor of Science degree in Finance.

            The Company believes that Mr. Kepp’s extensive experience in working with private companies going public, gaining access to public markets and securities and regulatory compliance adds valuable depth to the Company’s Board of Directors.

Michael D. Noonan*

            Michael Noonan has more than 20 years of corporate finance, corporate governance and investor relations experience with companies listed on the New York Stock Exchange, NASDAQ and the American Stock Exchange. Mr. Noonan currently serves as a Director of Sky Petroleum Inc. and has been an officer of Sky Petroleum Inc. since August 2005. Prior to joining Sky Petroleum Inc., Mr. Noonan worked in the finance department for Forgent Networks Inc. from May 2002 to February 2006, where he most recently served as the Senior Director of Investor Relations. Prior to Forgent, Mr. Noonan worked for Pierpont Communications Inc., an investor and public relations firm, where he was a Senior Vice President. Mr. Noonan has also served as Director of Investor Relations and Corporate Communications at Integrated Electrical Services Inc., an electrical services company, and Manager of Investor Relations and Public Affairs for Sterling Chemicals Inc., a manufacturer of commodity petro-chemicals. Mr. Noonan received a Bachelor of Business Administration degree in Business Administration and Economics from Simon Fraser University in British Columbia, Canada; a Master of Business Administration degree from Athabasca University in Alberta, Canada; and an Executive Juris Doctorate from Concord School of Law in Los Angeles, California.

            The Company believes that Mr. Noonan’s public company and corporate finance experience will add strength to the Board of Directors.

            *As disclosed in the Current Report on Form 8-K filed on June 7, 2013, Mr. Noonan resigned as a Director of the Company effective June 3, 2013.

All directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.  Officers are elected annually by the board of directors and serve at the discretion of the board.

With the exception noted below, during the past ten years, none of the named executive officers or directors has been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which any such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting such person’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

On August 20, 2010, Root Holdings, LLC (of which Gordon C. Root is the Managing Member) filed a voluntary petition for protection under Chapter 11 of the U. S. Bankruptcy Code in the U. S. Bankruptcy Court for the District of Oregon as Case No. 10-38007-tmb11. The filing of the bankruptcy proceeding was precipitated by the initiation of foreclosure actions relative to properties in the Root Holdings portfolio filed by Columbia State Bank, as successor in interest to the Federal Deposit Insurance Corporation (FDIC) following the FDIC’s placement of Columbia River Bank (Root Holdings’ primary lender) in receivership. On December 28, 2010, the Debtor filed a Plan of Reorganization, and on March 25, 2011 filed a First Amended Plan of Reorganization. On June 30, 2011 the Court confirmed the Debtor’s First Amended Plan of Reorganization. On August 9, 2011 a Final Decree was entered and the case was closed.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. In 2013, our board of directors expects to create such committees, in compliance with established corporate governance requirements.

Audit Committee.   We plan to establish an audit committee of the board of directors. The audit committee’s duties would be to recommend to the board of directors the engagement of independent auditors to audit our financial statements and to review our accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of the board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Compensation Committee.   We plan to establish a compensation committee of the board of directors. The compensation committee would review and approve our salary and benefits policies, including compensation of executive officers. The compensation committee would also administer our proposed Incentive Compensation Plan, and recommend and approve grants of stock options and restricted stock under that plan.

Nominations and Governance Committee.  We plan to establish a nominations and governance committee of the board of directors. The purpose of the nominations and governance committee would be to select, or recommend for our entire board’s selection, the individuals to stand for election as directors at the annual meeting of stockholders and to oversee the selection and composition of committees of our board. The nominations and governance committee’s duties would also include considering the adequacy of our corporate governance and overseeing and approving management continuity planning processes.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees on which they serve. We expect to compensate non-management directors through minimal cash compensation and stock option or restricted stock grants under our 2013 Incentive Compensation Plan. We plan to pay non-management directors $20,000 per year in cash and to provide a restrictive stock grant of 10,000 shares per year which vest one year from issuance. Our management directors do not receive any additional cash compensation for service on the Board.

Indebtedness of Directors and Executive Officers

None of our executive officers or present or proposed directors, or their respective associates or affiliates, is indebted to us. During the year ended December 31, 2012, and the quarter ended March 31, 2013, Michael D. Noonan, a director, paid Company expenses in the amounts of $30,798 and $15,389, respectively. The payable is unsecured, non-interest bearing and due on demand loan. As of March 31, 2013, the Company had a balance due to the related party of $46,187. Subsequent thereto, the Company repaid the demand loan in full.

Related Party Transactions

            Subsequent to the purchase transaction, the Company entered into a credit arrangement with related party, CI Holdings, Inc. (a 41.36% shareholder of the Company) to provide ongoing operational cash advances for the interim. The aggregate amount advanced by CI Holdings, Inc. to the Company to date is $66,112, all of which has been repaid as of the date of this Report. No interest accrues or is payable pursuant to the credit arrangement.

Family Relationships

There are no family relationships among our executive officers and present or proposed directors.

Legal Proceedings

As of the date of this current report, there are no material proceedings to which any of our directors, executive officers, affiliates or stockholders is a party adverse to us.

Executive Compensation

The table below summarizes the compensation earned for services rendered to the Company and Chiurazzi Sr. in all capacities, for the years indicated, by its Chief Executive Officer and two most highly-compensated officers other than the Chief Executive Officer.

		Annual Compensation			Long-Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Gordon Root[1] President, Chief Executive Officer and Director	2012	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-

Kenneth Kepp[2] Chief Financial Officer, Chief Operations Officer and Director	2012	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-

Michael Noonan[3] Secretary and Director Arthur John Carter[4] President, Chief Executive Officer and Director	2012	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-

	2012	-	-	-	-	-	-	-
	2011	-	-	-	-	-	-	-
Min Zou[5] President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director	2012	-	-	-	-	-	-	-
Brian Pollard[6] President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director	2012 2011	- -	- -	- -	- -	- -	- -	- -
Cheryl Nesler[7] Secretary and Director	2012 2011	- -	- -	- -	- -	- -	- -	- -

1Mr. Root was appointed President, Chief Executive Officer and Director on May 7, 2013.

2Mr. Kepp was appointed Chief Financial Officer, Chief Operations Officer and Director on May 7, 2013.

3Mr. Noonan was appointed Chief Financial Officer, Secretary, Treasurer and Director of the Company on June 9, 2012. Effective May 7, 2013 Mr. Noonan resigned as Chief Financial Officer and Treasurer.

4Mr. Carter was appointed President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director on May 29, 2012. Effective June 9, 2012 Mr. Carter resigned as Chief Financial Officer, Secretary and Treasurer. Effective May 7, 2013 Mr. Carter resigned as Chief Executive Officer and Director.

5Ms. Zou served as our President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director from March 26, 2012 to May 29, 2012.

6Dr. Pollard served as our President, Chief Executive Officer, Chief Financial Officer, Treasurer and Director from January 24, 2011 to March 26, 2012.

7Dr. Nesler served as our Secretary and a Director from January 24, 2011 to March 26, 2012.

The aggregate amount of benefits in each of the years indicated did not exceed the lesser of $50,000 or 10% of the compensation of any named officer.

Stock-Based Compensation Plans

Prior to the closing of the purchase transaction, we have not had a stock option plan or other similar incentive compensation plan for officers, directors and employees, and no stock options, restricted stock or SAR grants were granted or were outstanding at any time.

Employment Agreements

            Concurrent with the closing of the purchase transaction, we entered into employment agreements with Gordon Root as Chief Executive Officer and Kenneth R. Kepp as Chief Operating Officer and Chief Financial Officer.

            Under the employment agreement with Gordon Root, a copy of which is attached as Exhibit 10.9 to this report, we will employ Mr. Root for a three-year term ending on April 30, 2016. During the first year of the term, Mr. Root’s monthly salary will be $16,000. During the second and third years of the term, the monthly salary may be increased at the discretion of the Board of Directors of the Company. We will pay Mr. Root an annual performance bonus pursuant to the terms of certain goals as established by and approved by the Board of Directors which may equal a maximum of 100% of annual compensation except that such bonus may not exceed the Company’s pre-tax profits for said year. Mr. Root receives an automobile allowance of $16,500 annually, 27 days of paid annual vacation and other employee benefits provided to similarly-situated employees. Mr. Root is entitled to severance compensation in an amount equal to 90 days’ pay in the event he terminates his employment for good reason.

            Under the employment agreement with Kenneth R. Kepp, a copy of which is attached as Exhibit 10.10 to this report, we will employ Mr. Kepp for a two-year term ending on April 30, 2015. During the first year of the term, Mr. Kepp’s monthly salary will be $14,250. During the second year of the term, the monthly salary may be increased at the discretion of the Board of Directors of the Company. We will pay Mr. Kepp an annual performance bonus pursuant to the terms of certain goals as established by approved by the Board of Directors which may equal a maximum of 100% of his annual salary but may not be less than 75% of the bonus paid to the Company’s Chief Executive Officer. Subject to approval by the Board and any additional requisite approvals, the Company will grant Mr. Kepp 25,000 shares of restricted common stock of the Company pursuant to the terms of the Company’s 2013 Incentive Compensation Plan. Mr. Kepp receives an automobile allowance of $14,400 annually, 27 days of paid personal time annually (accrued monthly) and other employee benefits provided to similarly-situated employees. Mr. Kepp may, at his option, maintain his own health insurance and term life and disability insurance for which the Company will reimburse Mr. Kepp in amounts up to $840 per month and $300 per month, respectively. In the event Mr. Kepp terminates his employment for good reason, he is entitled to severance compensation in an amount equal to 12 months’ of his then-current full year compensation if such termination occurs during the first twelve months of the agreement and compensation equal to 6 months’ of his then-current full year compensation if termination occurs during the second 12 months of the agreement. In the event of termination of Mr. Kepp’s employment due to death or disability, Mr. Kepp or his legal representatives shall be entitled to payment of one-half of his average annual compensation including bonus compensation paid during under the agreement, and any unvested stock or other incentives will vest immediately.

Experience Art and Design, Inc. 2013 Incentive Compensation Plan

On May 7, 2013, our board of directors and holders of a majority of our outstanding shares of common stock adopted and approved the Experience Art and Design, Inc. 2013 Incentive Compensation Plan (“Incentive Compensation Plan”), which our new board ratified on May 7, 2013. The purpose of our Incentive Compensation Plan is to provide stock options, stock issuances and other equity interests to employees, officers, directors, consultants, independent contractors, advisors and other persons who have made or are expected to make contributions to our company.

Administration.  Our Incentive Compensation Plan is to be administered by our Compensation Committee, provided, however, that except as otherwise expressly provided in the plan, the committee may delegate some or all of its power or authority to our President, Chief Executive Officer or other executive officer. Subject to the terms of our plan, the committee is authorized to construe and determine the stock option agreements, other agreements, awards and the plan, prescribe, amend and rescind rules and regulations relating to the plan and awards, determine acceleration of vesting schedules or award payments and forfeitures, determine terms and provisions of stock options agreements (which need not be identical), grant awards for performance goals and option awards and stock appreciation rights based upon a vesting schedule  and correct defects, supply omissions or reconcile inconsistencies in the plan or any award thereunder, and make all other determinations as the committee may deem necessary or desirable for the administration and interpretation of our plan.

Eligibility.  The persons eligible to receive awards under our Incentive Compensation Plan are the employees, officers, directors, consultants, independent contractors and advisors of our company or any parent or subsidiary of our company and other persons who have made or are expected to make contributions to our company.

Types of Awards.  Our Incentive Compensation Plan provides for the issuance of stock options, incentive stock options, restricted compensation shares, restricted compensation share units, stock appreciation rights (or SARs), performance shares, award shares and  other stock-based awards. Performance share awards entitle recipients to acquire shares of common stock upon the attainment of specified performance goals within a specified performance period, as determined by the committee.

Shares Available for Awards; Annual Per‑Person Limitations.  Subject to certain recapitalization events described in our plan, the aggregate number of shares of common stock that may be issued pursuant to our Incentive Compensation Plan at any time during the term of the plan is 2,000,000 shares. If any award expires, or is terminated, surrendered or forfeited, the common stock covered by such award will again be available for the grant of awards under our plan. No participant may be granted awards during a fiscal year to purchase more than 1,000,000 shares of common stock subject to recapitalization events.

Stock Options and Stock Appreciation Rights.  The committee is authorized to grant stock options, including both incentive stock options (or ISOs), and non‑qualified stock options, restricted compensation shares, restricted compensation share units, stock appreciation rights, performance shares and award shares. The terms and conditions of awards under the plan including number of shares covered, exercise price per share and term are determined by the committee, but in the case of an ISO, the exercise price must not be less than the fair market value of a share of common stock on the date of grant. For purposes of our Incentive Compensation Plan, if at the time of a grant, our company’s common stock is publicly traded, the term “fair market value” means (i) if listed on an established stock exchange or national market system, the last reported sales price or the closing bid if no sales were reported on such exchange or system, or (ii) the average of the closing bid and asked prices last quoted by an established quotation service for over-the-counter securities if the common stock is not reported on a national market system. In the absence of an established market for our common stock, the fair market value shall be determined in good faith by the committee. The number of shares covered by each option or stock appreciation right, the times at which each option or stock appreciation right will be exercisable, and provisions requiring forfeiture of unexercised options or stock appreciation rights at or following termination of employment generally are fixed by the committee, except that no option or stock appreciation right may have a term exceeding ten years. The committee also determines the terms and conditions of restricted compensation shares, restricted compensation share units, performance shares, award shares and other stock-based awards under our plan.

Restricted Compensation Shares and Restricted Compensation Share Units.  The committee is authorized to grant restricted compensation shares and restricted compensation shares units. An award of restricted compensation shares is a grant which entitles recipients to acquire shares of common stock subject to restrictions on transfer and which may be forfeited if all specified employment, vesting and/or performance conditions as determined by the committee are not met.  An award of restricted compensation share units confers upon a recipient the right to acquire, at some time in the future, restricted compensation shares, subject to forfeiture if all specified award conditions as determined by the committee are not met

Performance Shares and Award Shares.  The committee is authorized to grant awards entitling recipients to acquire shares of common stock upon the attainment of specified performance goals and grant awards entitling recipients to acquire shares of common stock subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment needs as determined by the committee, subject to such other terms as the committee may specify.

Other Stock‑Based Awards.  The committee is authorized to grant other awards based upon the common stock having such terms and conditions as the committee may determine including, without limitation, the grant of securities convertible into common stock and the grant of phantom stock awards or stock units.

Performance Goals and Other Criteria.  The committee shall establish objective performance goals for participants or groups of participants for performance-based awards under the plan excluding options and stock appreciation rights.  With respect to participants who are “covered employees” (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended), an award other than an option or a stock appreciation right may be based only on performance factors that are compliant with applicable regulations.

Other Terms of Awards.   Options may be exercised by written notice of exercise to us by way of cashless exercise, settlement of which shall be made solely in cash. Unless otherwise determined by the committee, awards may not be transferred except by will or the laws of descent and distribution and, during the life of the participant, may be exercisable only by the participant. However, except as the committee may otherwise determine, nonstatutory options and restricted compensation shares may be transferred pursuant to a qualified domestic relations order (as defined by ERISA) or pursuant to certain estate-planning vehicles. To the extent not inconsistent with the plan or applicable law, the committee may include additional provisions in awards such as, among other things, restrictions on transfer, commitments to pay cash bonuses and guaranty loans. The committee shall determine the effect on awards of disability, death, retirement, leave of absence or other change in participant status. We have the right to deduct applicable taxes from payments to award recipients. Participants have no right to continued employment or other relationship with us, and subject to award provisions, participants have no rights as shareholders of our company until becoming record shareholders.

 Acceleration or Extension of Vesting; Change in Control. The committee may, in its discretion, accelerate the dates on which all or any particular option or award under the plan may be exercised and may extend the dates during which all or any particular option or award under the plan may be exercised or vest. In the case of a “change in control” of our company, as defined in our Incentive Compensation Plan, we will take one or a combination of  the following actions: (a) make appropriate provision for the continuation or assumption of the awards; (b) acceleration of exercise or vesting of the awards; (c) exchange of the awards for the right to participate in a benefit plan of a successor; (d) repurchase of awards; or (e) termination of awards immediately prior to a change in control.

Amendment and Termination. The board of directors may amend, suspend or terminate our Incentive Compensation Plan provided, however, that no amendment may be made without stockholder approval if such approval is  necessary to comply with any applicable law, rules or regulations. Our plan became effective upon the date it was adopted by the committee and approved by our stockholders, and no awards may be granted under the plan after the completion of then years thereafter. Awards previously granted may extend beyond that date.

We have made no awards under the Incentive Compensation Plan.

Certain Relationships and Related Transactions

            Gordon Root who serves as an officer and director of the Company is the sole director and an officer of CI Holdings, Inc. and is the sole director of Chiurazzi Srl. Kenneth Kepp who serves as an officer and director of the Company is also an officer of CI Holdings, Inc.

Description of Securities

Common Stock

The total number of shares of common stock authorized for issuance by the Company is 100,000,000 shares, par value $0.001 per share. Holders of our common stock are entitled to one vote per share. Our Articles of Incorporation do not provide for cumulative voting.  Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds.  However, the current policy of our Board of Directors is to retain earnings, if any, for the operation and expansion of the Company. Upon liquidation, dissolution or winding-up, the holders of our common stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities and the liquidation preference of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights. All issued and outstanding shares of common stock are, and the common stock reserved for issuance upon exercise of our stock options or warrants will be, when issued, fully-paid and non-assessable.

Preferred Stock

Our Articles of Incorporation authorize the issuance of up to 15,000,000 shares of preferred stock, par value $0.001 per share, with designations, rights and preferences as may be determined from time to time. There are no outstanding shares of preferred stock.

Warrants

There are no outstanding warrants to purchase our securities.

Market Price and Dividends on Common Equity and Related Stockholder Matters

Trading Information

Our common stock trades in the over-the-counter market and is quoted on the OTC Bulletin Board. Prior to the closing of the purchase transaction, our trading symbol was CLSR. Our new ticker symbol for quotation on the OTC Bulletin Board as a result of the purchase transaction and our name change is EXAD.

            The following table sets forth the high and low bid prices per share on our common stock for the periods indicated. Our common stock commenced trading during September 2012 prior to which time we had no market in our common stock.

Quarter Ended	High	Low
2013
June 30, 2013	$5.00	3.20
March 31, 2013	$4.94	$3.40
2012
December 31, 2012	$5.25	$3.20
September 30, 2012	$6.10	$0
June 30, 2012	$0	$0
March 31, 2012	$0	$0

Any quotations on the OTC Bulletin Board would reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The past trading history of the common stock of Clear System Recycling, Inc. should not be viewed as relevant to future trading prices due to the change in our business reported herein. There can be no assurance that the market value of our common stock will retain its current value or continue to trade at pre-transaction trading prices. The prior market price was not based on the earnings or profits of Chiurazzi Srl that will be operated by the Company going forward. Thus, the market price of our common stock may decline as a result of the purchase transaction as well as any number of other factors as set forth herein as more fully described in the “Risk Factors” section of this report.

Upon satisfaction of all necessary initial listing requirements, we may to apply to list our common stock on the NYSE MKT or the NASDAQ Capital Market. We cannot assure you that we will satisfy the initial listing requirements, or that our shares of common stock will ever be listed on a national securities exchange or NASDAQ.

Transfer Agent

The transfer agent and registrar for our common stock is Island Stock Transfer, 100 Second Avenue S., Suite 705S, St. Petersburg, FL 33701.

Holders of Record

As of May 8, 2013, there were 56 holders of record of our common stock inclusive of the Seller who acquired shares in exchange for the sale of Chiurazzi Srl in the purchase transaction. As of the date hereof, there are 66 holders of record of our common stock.

Dividends

We have not paid any dividends on our common stock and we do not intend to pay any dividends on our common stock in the foreseeable future.

Indemnification of Directors and Officers

Our Bylaws provide for indemnification of directors for liability incurred by reason of being or having been a director of the Company. The directors may also cause the Company to indemnify an officer, employee or agent of the Company for liability incurred by such individuals resulting from their acting as an officer, employee or agent of the Company. The directors may cause the Company to purchase and maintain insurance for the benefit of any director, officer, employee or agent of the Company for liability incurred as a result of acting in such capacity.

We have been advised that it is the position of the SEC that insofar as the foregoing provisions may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, that such provisions are against public policy as expressed in the Securities Act and are therefore unenforceable.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure set forth under Item 1.01, 1.02 and 2.01 of this current report is incorporated herein in its entirety by reference.

On May 7, 2013, as part of the purchase transaction, the Company assumed a promissory note (“Promissory Note”) of CI Holdings, Inc. owed to Chiurazzi International, LLC, an Arizona limited liability company (“Chiurazzi Arizona”).   The principal amount of the Promissory Note is $2,800,000. The Promissory Note was issued in connection with CI Holdings, Inc.’s acquisition of  certain assets and the quota (stock) of Chiurazzi Srl, from Chiurazzi Arizona which was consummated (with respect to the quota) on December 18, 2012.  As disclosed in the Current Report on Form 8-K filed on August 1, 2013, on July 24, 2013, the Promissory Note was amended by Amendment No. 3 (attached as Exhibit 10.1 to said 8-K). The terms of the Promissory Note as amended by Amendment No. 3 are as follows:

•         The principal amount of the Promissory Note has been reduced to $1,272,500;

•         Interest under the Note is waived if all payments are paid within 10 days of their due date;

•         The Company has agreed, in exchange for the reduction of the principal amount of the Promissory Note, to issue 700,000 shares of its unregistered shares of common stock to Holder;

•         The modified payment schedule is as follows: $40,000 due upon execution of the Amendment No. 3; $50,000 due on August 26, 2013 and $40,000 due on the 26th day of each consecutive month thereafter until January 25, 2016 (the “Maturity Date”);

•         Late payment penalties and reversion provisions in the event of specified defaults; and

•         Promissory Note is secured by Security Agreement entered into among Chiurazzi Arizona, CI Holdings and Chiurazzi Srl, whereby both assets and the quota (stock) of Chiurazzi Srl secure the indebtedness (in the assignment of the Promissory Note by CI Holdings to the Company, only the quota serves as security for payment of the obligations assumed by the Company)

The foregoing description of the Promissory Note, Security Agreement, Pledge Agreement, Assignment and Amendment No. 3 is qualified in its entirety by reference to the complete copy of such documents filed as Exhibits 10.1, 10.2, 10.3 and 10.5, respectively, to this Current Report on Form 8-K and incorporated by reference herein and Exhibit 10.1 to the Current Report on Form 8-K filed August 1, 2013.

Item 3.02.       Unregistered Sales of Equity Securities.

            As a result of the purchase transaction, we acquired 100% of the issued and outstanding share capital of Chiurazzi Srl in exchange for the issuance of 9,700,000 shares of our common stock. The common stock issued to the Seller was not registered under the Securities Act but was issued in reliance upon the exemptions from the registration requirements of the Securities Act as set forth in Section 4(2) thereof. The Seller acquired the securities for investment purposes without a view to distribution. Furthermore, it had access to information concerning the Company and our business prospects, there was no general solicitation or advertising for the sale of the securities, and the securities are restricted pursuant to Rule 144.

            Subsequent to the filing of the Original 8-K, the Company issued an aggregate of 380,800 shares of common stock to 11 holders in connection with a private placement of securities. The common stock issued to the holders was not registered under the Securities Act but was issued in reliance upon the exemptions from registration requirements of the Securities Act provided by Regulation D promulgated thereunder. The holders acquired the securities for investment purposes without a view to distribution. Furthermore, they had access to public information concerning the Company, there was no general solicitation or advertising for the sale of the securities, and the securities are restricted pursuant to Rule 144.

            Subsequent to the filing of the Original 8-K, the Company also issued 700,000 shares of its common stock to Chiurazzi International, LLC in connection with Amendment No. 3 to the Promissory Note of the Company held by Chiurazzi International, LLC. The common stock issued to Chiurazzi International, LLC was not registered under the Securities Act but was issued in reliance upon the exemptions from registration requirements of the Securities Act provided by Regulation D promulgated thereunder. The holder acquired the securities for investment purposes without a view to distribution. Furthermore, it had access to public information concerning the Company, there was no general solicitation or advertising for the sale of the securities, and the securities are restricted pursuant to Rule 144.

Item 4.01.       Changes in Registrant’s Certifying Accountant

On May 8, 2013, upon the closing of the purchase transaction, we terminated Sadler, Gibb & Associates, LLC (“Sadler”) as our independent registered public accountants. Sadler audited our financial statements for the period from inception (January 24, 2011) to the period ended December 31, 2012. The reason for the replacement of Sadler was that, following the purchase transaction, the current independent registered public accountants of Seller is the firm of LBB & Associates Ltd., LLP (“LBB”). We believe that it is in our best interest to have LBB work with our business, and we therefore retained LBB as our new independent registered public accounting firm effective as of May 8, 2013. LBB is located at 10260 Westheimer Road, Suite 310, Houston, Texas 77042.

Thereafter, the Company determined not to execute a formal engagement agreement with LBB because during negotiations of an engagement agreement, it became apparent that LBB had insufficient staffing in the short term to conduct the auditing activities in Italy required to be performed in connection with the financial statements of our wholly-owned subsidiary, Chiurazzi Srl.

Sadler’s report on our financial statements for the years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion and was not qualified as to audit scope or accounting principles. However such year-end reports did contain a modification paragraph that expressed substantial doubt about our ability to continue as a going concern.

During the fiscal years ended December 31, 2011 and December 31, 2012 and the subsequent interim period prior to dismissal, (i) there were no disagreements between us and Sadler on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Sadler, would have caused Sadler to make reference to the subject matter of the disagreement in connection with its reports and (ii) there were no “reportable events,” as described in Item 304(a)(1)(iv) of Regulation S-B of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The decision to replace Sadler was not the result of any disagreement between us and Sadler on any matter of accounting principle or practice, financial statement disclosure or audit procedure. Our board of directors deemed it in our best interest to change independent auditors following the closing of the purchase transaction.

We furnished Sadler with a copy of this current report prior to filing this report with the SEC. We also requested that Sadler furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report. A copy of Sadler’s letter to the SEC is filed with this current report as Exhibit 16.

As disclosed in the Current Report on Form 8-K filed on June 28, 2013, on June 26, 2013, we engaged GBH CPAs, PC (“GBH”), 6002 Rogerdale Road, Suite 500, Houston, Texas 77072 to audit the financial statements of Chiurazzi, Srl as of December 31, 2012 and 2011 to provide an opinion that the financial statements are in accordance with U.S. GAAP and in accordance with PCAOB standards. During the fiscal years ended December 31, 2011 and December 31, 2012 and the subsequent interim period prior to engaging GBH, neither the Company nor Chiurazzi Srl consulted GBH regarding: (i) either the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the financial statements of the Company or Chiurazzi Srl as to which a written report or oral advice was provided which GBH concluded was an important factor considered by the Company or Chiurazzi Srl in reaching a decision on the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Items 5.01, 5.02, 5.03 and 5.06. Changes in Control of Registrant / Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers / Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year / Change in Shell Company Status.

The disclosure set forth under Item 1.01, 1.02 and 2.01 of this current report is incorporated herein in its entirety by reference.

Changes Resulting from the Purchase Transaction

We intend to carry on Chiurazzi Srl’s business as our sole line of business. We have relocated our executive offices to 27929 S.W. 95th Ave. Suite 1101, Wilsonville, OR 97070. Our new telephone number is 503-685-9878, and our corporate website is www.ExperienceAD. The content of our website is not part of this current report.

As a result of the purchase transaction, we are no longer a shell company as that term is defined in rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Amendment of Articles of Incorporation

            In connection with the purchase transaction to reflect the change in business plan, on May 2, 2013, we filed Amended Articles of Incorporation with the Secretary of State of the State of Nevada (followed by a Certificate of Correction filed with the Secretary of State of the State of Nevada on May 6, 2013) to change the name of our Company from Clear System Recycling, Inc. to Experience Art and Design, Inc.

Change of Board Composition and Executive Officers

Prior to the closing of the purchase transaction, the members of our Board of Directors were Arthur John Carter and Michael D. Noonan. The disclosure set forth under Item 1.01, 1.02 and 2.01 of this current report is incorporated herein in its entirety by reference. On May 7, 2013, immediately following the purchase transaction, Arthur John Carter resigned as a director, and Gordon C. Root and Kenneth R. Kepp became directors of our Company. Directors hold office until the next annual meeting of stockholders and the election and qualification of their successors.

Prior to the closing of the purchase transaction, Arthur John Carter was our President and Chief Executive Officer, and Michael D. Noonan served as Chief Financial Officer, Secretary and Treasurer. Arthur John Carter resigned from all of the offices that he held effective May 7, 2013.

On May 7, 2013, our board of directors named Gordon C. Root as our President and Kenneth R. Kepp as Chief Financial Officer and Chief Operating Officer and Michael Noonan as Secretary. Officers are elected annually by our board of directors and serve at the discretion of our board. Mr. Root is the sole director of Chiurazzi Srl and the sole director and President of the Seller. Mr. Kepp is the Chief Financial Officer of the Seller.

As disclosed in the Current Report on Form 8-K filed on June 7, 2013, Mr. Noonan resigned as an officer and director of the Company effective June 3, 2013.

The disclosure set forth under “Directors and Executive Officers” in Items 1.01, 1.02 and 2.01 of this current report is incorporated herein in its entirety by reference.

Change of Stockholder Control

Except as described above under “Change of Board Composition and Executive Officers,” no arrangements or understandings exist among our present or former controlling stockholders with respect to the election of persons to our board of directors and, to our knowledge, no other arrangements exist that might result in a change of control of our company. Further, as a result of the cancellation of 23,000,000 shares of common stock held by Arthur John Carter and our issuance of 9,700,000 shares of common stock to the Seller, a change of stockholder control has occurred. After these transactions, the Seller owns approximately 41.36% of our outstanding shares of common stock. We are continuing as a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, following the purchase transaction.

The disclosure set forth under “Security Ownership of Certain Beneficial Owners and Management” in Items 1.01, 1.02 and 2.01 of this current report is incorporated herein in its entirety by reference.

Accounting Treatment

In accordance with ASC 805-10-55-12-a-3, based primarily upon the relative voting rights in the combined entity after the transaction and the composition of the senior management of the combined entity, the purchase transaction has been characterized, for accounting purposes, as a recapitalization with Chiurazzi Srl recognized as the acquirer. Consequently, the assets and liabilities, and the historical operations that will be reflected in future consolidated financial statements will be those of Chiurazzi Srl and will be recorded at their historical cost basis. The financial statements have been prepared as if Chiurazzi Srl had always been the reporting company and on the date of the purchase transaction, changed its name and reorganized its capital stock.

Item 8.01        Other Information

            On May 8, 2013, the Company issued a press release concerning the purchase transaction.

            A copy of the press release concerning the purchase transaction is attached hereto as Exhibit 99.4.

            The information in Item 8.01 of this Report, including the information contained in Exhibit 99.4, shall be deemed "furnished" and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.       Financial Statements and Exhibits.

(a)        Financial Statements of Businesses Acquired.

The financial statements of Chiurazzi Srl as of and for the years ended December 31, 2012 and 2011 and the three months ended March 31, 2013 and 2012 are incorporated herein by reference to Exhibits 99.1 and 99.2, respectively, to this current report.

(b)        Pro Forma Financial Information.

Our unaudited pro forma condensed combined financial statements are incorporated herein by reference to Exhibit 99.3 to this report, and are based on the historical financial statements of our Company and Chiurazzi Srl after giving effect to the purchase transaction.

Reclassifications have been made to the Company’s historical financial statements to conform to Chiurazzi Srl’s historical financial statement presentation.

The unaudited pro forma combined condensed financial statements should be read in conjunction with “Management’s Discussion and Analysis” set forth under Items 1.01, 1.02 and 2.01 of this current report, which disclosure is incorporated herein by reference, and the historical financial statements and accompanying notes of Chiurazzi Srl and our Company. The unaudited pro forma combined condensed financial statements are not intended to represent or be indicative of our consolidated results of operations or financial condition that would have been reported had the purchase transaction been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of our Company.

 (c)       Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)        Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

			Incorporated by Reference Herein
Exhibit No.	Exhibit Description	Filed Here-with	Exhibit No.	Form/File No.	Filing Date

2.1	Agreement and Plan of Merger and Reorganization dated January 16, 2013 between Clear System Recycling, Inc., a Nevada corporation, Clear System Merger Sub, Inc., a Nevada corporation, and Experience Art and Design, Inc., an Oregon corporation, and for certain limited purposes its shareholders		10.1	Form 10-K File No. 333-174155	March 18, 2013

2.2	Termination of Agreement and Plan of Merger and Reorganization dated May 7, 2013 among Clear System Recycling, Inc., Clear System Merger Sub, Inc. and Experience Art and Design, Inc.		2.2	Form 8-K File No. 333-174155	May 8, 2013

2.3	Stock Purchase Agreement dated May 7, 2013 between Clear System Recycling, Inc. and CI Holdings, Inc.		2.3	Form 8-K File No. 333-174155	May 8, 2013

3.1	Articles of Incorporation		3.1	Form S-1 File No. 333-174155	May 12, 2011

3.2	Articles of Amendment to Articles of Incorporation filed May 2, 2013 and Certificate of Correction filed May 6, 2013		3.2	Form 8-K File No. 333-174155	May 8, 2013

3.3	By-Laws		3.2	Form 8-K File No. 333-174155	February 3, 2012

10.1	Secured Promissory Note dated September 18, 2012 in the amount of $2,800,000 given by CI Holdings, Incorporated to Chiurazzi International, LLC		10.1	Form 8-K File No. 333-174155	May 8, 2013

10.2	Security Agreement dated September 18, 2012 among CI Holdings, Inc., Chiurazzi Internazionale, S.r.l. and Chiurazzi International, LLC	X

10.3	Pledge Agreement dated September 18, 2012 between CI Holdings, Inc., Chiurazzi International, LLC and Chiurazzi Internazionale, S.r.l.	X

10.4	Amendment No. 1 to Secured Promissory Note dated March 18, 2013 between CI Holdings, Inc. and Chiurazzi International, LLC	X

10.5	Assignment and Assumption of Secured Promissory Note dated May 7, 2013 between Experience Art and Design, Inc. and Clear System Recycling, Inc. consented to by Chiurazzi International, LLC and Paul Deloughery		10.5	Form 8-K File No. 333-174155	May 8, 2013

10.6	Commercial Sublease Agreement dated May 7, 2013 between the Company and Masterpiece Investments Corp.		10.6	Form 8-K File No. 333-174155	May 8, 2013

10.7	Lease dated November 19, 2011 between Chiurazzi Srl and Massimo Spavone (and English translation of Lease)		10.7	Form 8-K File No. 333-174155	May 8, 2013

10.8	Experience Art and Design, Inc. 2013 Incentive Compensation Plan		10.8	Form 8-K File No. 333-174155	May 8, 2013

10.9	Executive Employment Agreement dated May 7, 2013 between the Company and Gordon Root		10.9	Form 8-K File No. 333-174155	May 8, 2013

10.10	Executive Employment Agreement dated May 7, 2013 between the Company and Kenneth R. Kepp		10.10	Form 8-K File No. 333-174155	May 8, 2013

10.11	Stock Redemption Agreement dated May 7, 2013 between Arthur John Carter and Clear System Recycling, Inc.	X

10.12	Irrevocable Appointment of Proxy given by Arthur John Carter dated May 7, 2013	X

14	Code of Ethics		14	Form 8-K File No. 333-174155	May 8, 2013

16	Letter dated May 8, 2013 from Sadler, Gibbs & Associates, LLC		16	Form 8-K File No. 333-174155	May 8, 2013

21	Subsidiaries of the Registrant		21	Form 8-K File No. 333-174155	May 8, 2013

23	Consent of Baker Tilly Reivsa, S.p.A. to use of financial statements of Chiurazzi Srl		23	Form 8-K File No. 333-174155	May 8, 2013

99.1	Financial Statements of Chiurazzi Srl for the year ended December 31, 2012 and 2011	X		Form 8-K File No. 333-174155	May 8, 2013

99.2	Financial Statements of Chiurazzi Srl for the period ended March 31, 2013 and 2012	X		Form 8-K File No. 333-174155	May 8, 2013

99.3	Unaudited pro forma condensed financial statements	X		Form 8-K File No. 333-174155	May 8, 2013

99.4	Press release issued May 8, 2013 by the Company		99.4	Form 8-K File No. 333-174155	May 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 13, 2013	EXPERIENCE ART AND DESIGN, INC.

By: /s/ Kenneth R. Kepp
Kenneth R. Kepp
Chief Financial and Operating Officer